UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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TTEC Holdings, Inc.
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Notice of 2018 Annual Meeting of Stockholders

PROXY STATEMENT

Our Vision

We are transforming our company to help our clients transform theirs. Every interaction we have with our clients, their customers, our colleagues and the communities where we operate are guided by this vision and these values.

Purpose

Deliver humanity to business.

Vision

Leading the world’s most respected organizations to create and grow emotionally connected, valuable, lasting relationships.

Mission

Accelerate growth by simplifying and personalizing interactions that build deep engagement between people and brands.

Our Values

| Lead every day We lead every day at every level to achieve results. We know that courageous, authentic leadership translates into positive impact.	| Act as one We’re stronger together — one company with one purpose and one team. We work together and have each others’ backs.

| Seek first to understand We delight customers every chance we get. We strive to see the world through the eyes of our clients, their customers and our colleagues.	| Reach for amazing We are innovators who make amazing things possible. We spark creativity and never accept “can’t.”

| Do the right thing We expect the highest degree of integrity from ourselves and each other. We act with honesty and respect in everything we do.	| Live life passionately We believe in our purpose and live it with intensity. We celebrate, laugh and have fun together.

April 13, 2018

Dear Stockholders:

It is my pleasure to invite you to join us at the Annual Meeting of Stockholders of TTEC Holdings, Inc., to be held at 9197 South Peoria Street, Englewood, Colorado. The meeting will take place on Wednesday, May 23, 2018, at 10:00 a.m., Mountain Daylight Time. At the meeting, we will report on TTEC’s results for the fiscal year and comment on our expectations for the upcoming year. We hope you are able to attend.

Details regarding admission to the meeting and the business to be conducted at the meeting are provided in the Notice of the Annual Stockholders Meeting and the accompanying Proxy Statement. Together with the Proxy Statement, we are making available a copy of our 2017 Annual Report to Stockholders. We encourage you to read our Annual Report, which includes our audited financial statements and provides detailed information about our business.

We elected to provide access to our proxy materials via the internet under the U.S. Securities and Exchange Commission’s internet notice and access rules. In our business, we are focused on improving the engagement between our clients and their customers. Our aspirations are no different with regards to our stockholders. We believe that by making our proxy materials available via the internet, we enhance our stockholders’ experience in accessing our information and understanding our business and the way in which TTEC is governed and managed to maximize our stockholder, client and employee value. By providing the proxy materials via the internet, we also reduce the environmental impact of our Annual Meeting. For additional information about the Annual Meeting, please see the Important Information About the Proxy Materials and Voting Your Shares section of this Proxy Statement.

PLEASE VOTE

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read these materials carefully and promptly vote your shares. There are several ways you can vote: via the internet, by telephone, by mailing the enclosed proxy or by attending our Annual Stockholders Meeting in person. Please vote as soon as possible to ensure that your vote is recorded promptly. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide your voting instructions.

On behalf of the Board of Directors and all TTEC employees, thank you for your continued support of, and confidence in, TTEC and our business.

Very truly yours,

KENNETH D. TUCHMAN Chairman and Chief Executive Officer

i

Notice of 2018 Annual Meeting of Stockholders

Wednesday, May 23, 2018

10:00 a.m. Mountain Daylight Time

TTEC Global Headquarters

9197 South Peoria Street

Englewood, Colorado 80112

ITEMS OF BUSINESS:

At the meeting, our stockholders will be asked to:

•      Elect seven directors named in the Proxy Statement, for a term of one year;

•      Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018; and

•      Transact such other business, including stockholder proposals, as may properly come before the meeting.

The meeting will also include a report on our financial results for fiscal year 2017, our operations and our business outlook for 2018.

RECORD DATE:

Only stockholders of record at the close of business on March 30, 2018, will be entitled to receive notice of, and to vote at, the 2018 Annual Stockholders Meeting.

By Order of the Board of Directors

Margaret B. McLean Senior Vice President, Corporate Secretary and General Counsel Englewood, Colorado April 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 23, 2018: This Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available at ttec.com.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA INTERNET Visit the website listed on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.

BY TELEPHONE Call the telephone number on your proxy card.	IN PERSON Attend the Annual Meeting and vote in person.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery.

9197 South Peoria Street
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights only selected information contained in this Proxy Statement. We encourage you to read the entire Proxy Statement and TTEC 2017 Annual Report before voting your shares.

MATTERS TO BE VOTED ON AT 2018 ANNUAL MEETING

Proposal	Board Recommendation	For more detail, see page:
1. Election of directors	FOR each Nominee	37
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018	FOR	41

OUR COMPANY

•                  Our Company was founded in 1982 and from early days was a pioneer in the customer engagement management industry. Today, we are a leading global technology and services provider focused exclusively on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands.

•                  Our portfolio of products and services allows us to design and deliver superior customer experience and engagement across numerous communication channels for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries.

•                  Our solutions are supported by approximately 56,000 employees delivering services in 24 countries from 97 customer engagement centers on six continents.

•                  Our services are value-oriented, outcome-based, and delivered through two Centers of Excellence:

o                TTEC Digital combines customer experience consulting, analytics, systems integration and ongoing technology operations.

o                TTEC Engage operates managed services to help clients acquire, retain, grow, serve and protect their customers across every touchpoint, across the globe, at scale.

•                  TTEC is committed to the highest ethical, environmental and safety standards everywhere we do business, and, through our TTEC Community Foundation, TTEC invests in education and development in communities where we live and work.

2017 PERFORMANCE HIGHLIGHTS

In 2017, we had the following performance highlights:

•        Our revenue was $1.477 billion, an increase of 15.8 percent over the year ago period.

•        Our income from operations was $100.5 million or 6.8 percent of revenue, a 90.5 percent increase year over year. Income from operations on a non-GAAP basis[1] was $120.5 million, or 8.2 percent of revenue compared to 7.0 percent in the prior year.

•        Our net cash provided by operating activities was $113.2 million compared to $111.8 million in the prior year.

•        We booked $442 million in new business, a 4.7 percent increase over the prior year.

•        Our diluted earnings per share were $0.16 compared to $0.71 in the prior year, and $1.80 compared to $1.32 on a non-GAAP basis[1].

•        We initiated a dividend of $0.18 per common share in March 2015 and, thereafter, have paid a semi-annual dividend in October and April of each year in amounts from $0.18 to $0.25 per common share. We paid a total of $21.5 million in cash dividends in 2017.

•        We repurchased 609 thousand shares for a total cost of $18.3 million.

1   TTEC computes company performance metrics on a non-GAAP basis, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges and integration expenses, deconsolidation of subsidiaries, changes in acquisition earn-outs and changes in tax valuation allowances and return to provision adjustments. Please review a copy of the 2017 Annual Report and 2017 full year earnings press release for a reconciliation of these non-GAAP adjustments.

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board follows sound governance practices.

Independence	• In 2017, six out of our seven Board members were independent directors.

•       All Board committees, except a special purpose Executive Committee, are comprised exclusively of independent directors.

•       In 2018, six out of seven Board of Directors nominees are independent directors.

Executive Sessions	• The independent directors regularly meet in executive sessions without management.

• The independent directors regularly meet with independent auditor, internal audit and legal executives in executive sessions without management.

Board Oversight of Risk Management	• Our Board understands, oversee and regularly reviews risks inherent to TTEC’s business.

•       The Audit Committee of the Board reviews our overall enterprise risk management policies and practices, is actively involved in the oversight of our Enterprise Risk Management program, and reviews risks inherent in our internal controls over our financial reporting, risks specific to how we collect, store, use and transfer information, risks specific to our geographic footprint and concentration, and our cyber security risks.

•       The Compensation Committee of the Board evaluates the risks associated with TTEC’s management and employee compensation plans and the structure of our employee incentives.

•       The Nominating & Governance Committee of the Board is focused on risks inherent in our governance, management and board succession planning, and risks arising from the complexities of regulatory compliance framework that affects TTEC business.

Stock Ownership Requirements	• Our Chief Executive Officer and Chief Financial Officer must, within five years of attaining their positions, hold common stock valued at 3x their base salary.

•       Members of our executive leadership team at the executive vice president level must, within five years of appointment, hold common stock valued at 2.5x their base salary; while executives at the senior vice president level must hold 1.5x their base salary.

•       Our Board members must, within five years of joining our Board, hold common stock valued at 3x their annual cash retainer fees.

Board Practices	• Our Board annually reviews its overall effectiveness and the effectiveness of its committees.

•       Nomination priorities are adjusted annually to ensure that our Board, as a whole, continues to reflect the appropriate mix of skills, experience, and competencies necessary to support TTEC’s strategy.

• Our Board committees have access to independent advisors at their sole discretion.

Accountability	• All directors stand for election annually.

• Our Chairman of the Board and Chief Executive Officer is the controlling stockholder of TTEC. He controls 68.4 percent of our common stock.

DIRECTOR EXPERIENCE

The Board and our Nominating and Governance Committee believe that diversity in experience and perspectives is important for achieving sound decisions and driving stockholder value. The following chart reflects the experience of our Board in 2017:

EXPERTISE	DIRECTOR COMPETENCIES
Customer Experience Service Delivery			6
Public Company Experience				7
CEO Experience		5
Global Experience			6
Technology, Media, Digital Experience	4
Capital Markets or M&A Experience			6
Risk Oversight Management				7
Public Company Audit Experience	4
R&D, Innovation, AI, ML Experience			6

2018 BOARD NOMINEES

Director	Age	Director Since	Independent	Qualifications

Kenneth D. Tuchman	58	1994		• Global executive and entrepreneur • Customer experience innovator • TTEC founder

Steven J. Anenen	65	2016	✓	• Global CEO experience • Public company director experience • Automotive industry experience • Technology industry experience

Tracy L. Bahl	56	2013	✓	• Private equity experience • Healthcare industry experience • Chief executive of a multi-billion-dollar subsidiary of a public company

Gregory A. Conley	63	2012	✓	• Global CEO experience • Technology industry experience • Public company audit committee experience

Robert N. Frerichs	66	2012	✓	• Public company director experience • Public company audit experience • Consulting services industry experience • Technology industry experience

Marc L. Holtzman	58	2014	✓	• International board experience • Public company director experience • Financial sector experience

Ekta Singh-Bushell	46	2017	✓	• Public company audit experience • Global advisory experience • Financial sector, digital economy, technology industry experience

2017 EXECUTIVE COMPENSATION HIGHLIGHTS

•        Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key to building sustainable value for our stockholders.

•        Our executive compensation program utilizes a mix of base salary, and short- and long-term incentives, to attract and retain highly qualified executives and maintain a strong relationship between executive pay and company performance.

•        Our executive compensation program places significant weight on ethical and responsible conduct in pursuit of TTEC’s strategic goals.

•        Our executive compensation program places a meaningful portion of compensation “at risk” by aligning cash incentive payments to performance and by granting equity that vests over four- and five-year periods to ensure that the actual compensation realized by executives aligns with stockholder value over the long term.

•        Our executive officers are subject to stock holding requirements that further align their interests with our stockholders.

•        We ensure that our rewards are affordable by aligning them to the Company’s annual business plan.

•        Our stockholders have indicated strong support for our executive compensation program with 99.60 percent voting in favor of the program at our 2017 Annual Meeting of Stockholders.

The following table reflects the compensation decisions made by the Compensation Committee for TTEC’s Named Executive Officers (NEOs) who continue to serve as TTEC’s executive officers as of the date of this Proxy Statement.

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman	$ 1 [2]	$4,317,000	$5,337,000	$5,763,000	<25th
Martin F. DeGhetto	$1,768,829	$1,640,000	$2,014,000	$2,319,000	<50th
Judi A. Hand	$1,775,351	$894,000	$1,449,000	$2,002,000	>50th
Margaret McLean	$1,364,840	$682,505	$943,946	$1,199,363	>75th
Regina M. Paolillo	$1,812,035	$1,991,000	$2,429,000	$2,874,000	<25th

1        Actual TDC represents base salary earned in 2017, FMV equity grant awarded in 2017 and full-year bonus earned for 2017 performance paid in 2017 and 2018.

2        As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is issued in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 23, 2018 at 10:00 a.m. Mountain Daylight Time, at 9197 South Peoria Street, Englewood, Colorado 80112 and at any adjournment or postponement thereof.

On or about April 13, 2018, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2017 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information about our voting procedures, and information you may find useful in determining how to vote.

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business discussed in this Proxy Statement.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the U.S. Securities and Exchange Commission, we are using the internet as the primary means of furnishing proxy materials to our stockholders. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Accordingly, if you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you on how you may access and review the proxy materials on the internet, free of charge. This approach to distribution of proxy materials reduces the environmental impact of our Annual Meeting, expedites stockholders’ receipt of the proxy materials, and lowers our costs. The Notice of Internet Availability also includes instructions allowing stockholders to request to receive future proxy materials in printed form by mail or electronically by email.

How can I vote my shares?

If you are a stockholder of record, you may vote by internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

•        Vote by Internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 22, 2018. Have your proxy card or Notice of Internet Availability in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        Vote by Phone. Use any touch-tone telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 22, 2018. Have your proxy card in hand when you call and then follow the instructions. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•        Vote by Mail. If you received or requested a printed copy of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•        Vote at the Meeting. You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See “How can I attend the Annual Meeting?” in this Proxy Statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

Additional Procedures. Votes cast by proxy prior to the Annual Meeting will be tabulated by an automatic system administered by Broadridge Financial Solutions, Inc. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of our common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

With respect to the other proposals submitted for stockholder approval (other than the election of directors), you may vote for or against the proposal, or you may abstain. Abstentions will have the same effect as a negative vote on the ratification of the appointment of our independent registered public accounting firm for 2018.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, brokerage firms have the authority to vote your shares without your voting instructions on certain “routine” matters, such as Proposal 2, but not on other “non-routine” items, such as Proposal 1. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

What are the matters to be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•        Proposal 1: The election of seven directors (see page 37); and

•        Proposal 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (see page 41).

We will also consider other business that properly comes before the Annual Meeting.

What are my voting choices?

For the election of directors (Proposal 1), you may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to each nominee. For Proposal 2, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•                  “FOR” each of the nominees to our Board; and

•                  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018;

Kenneth D. Tuchman, our Chairman and Chief Executive Officer and the beneficial owner of approximately 69 percent of the issued and outstanding shares of common stock as of the record date (approximately 69 percent of the shares entitled to vote, excluding stock options) has indicated that he intends to vote:

•     “FOR” each of the nominees to our Board; and

•     “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

How will my shares be voted by proxy?

Valid proxies provided to the Company by telephone, over the internet or by mailed proxy card will be voted at the Annual Meeting as directed by you unless revoked in accordance with the instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the persons named as your proxies will vote your shares in accordance with the recommendations of our Board of Directors. These recommendations are:

•     “FOR” each of the nominees to our Board; and

•     “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

Why does this Proxy not include vote on executive compensation matters?

At our 2017 Annual Meeting of Stockholders, we asked stockholders to consider how often they wish to vote, on advisory basis, on matters involving executive compensation (the “frequency of say-on-pay” vote).  In response, 82.96% of votes cast approved holding an advisory vote on executive compensation (the “say-on-pay” vote) every three years. Based on this advisory vote and after carefully considering that in the last six years TTEC shareholders approved our executive compensation by an average margin of greater than 95%, the Board of Directors decided to hold the advisory vote on executive compensation every three years. The next advisory vote on executive compensation will be presented to stockholders for consideration as part of the 2020 Proxy Statement and will occur at the 2020 Annual Meeting of Stockholders. The stockholders will have their next opportunity to consider how often they wish to vote on matters involving executive compensation as part of 2023 Annual Meeting of Stockholders.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

•          Voting again through the internet or by telephone, or by completing, signing, dating, and returning a new proxy card with a later date, all of which automatically revoke the earlier proxy so long as completed prior to the applicable deadline for each method;

•          Providing a written notice of revocation to our Corporate Secretary at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112 prior to your shares being voted; or

•          Attending the Annual Meeting and voting in person. Your attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request before the taking of the vote.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the ratification of our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

Will shares that I own as a stockholder of record be voted if I do not return my proxy card in a timely manner?

Shares that you own as a stockholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors. If you do not return your proxy card in a timely manner, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and vote in person.

What is required to conduct the business of the Annual Meeting?

In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How many votes are required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the seven individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote and will consequently have the effect of a vote “AGAINST” the particular matter. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The vote on election of directors is a matter on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on this proposal, your broker or other nominee will not be able to vote your shares on this matter. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

If I share an address with another stockholder, how will we receive our proxy materials?

For stockholders of record, we have adopted a procedure called “householding,” which the U.S. Securities and Exchange Commission has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2017 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the impact of printing and mailing these materials on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or verbal request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2017 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement or the 2017 Annual Report, or to request delivery of a single copy of these materials if multiple copies are currently being delivered, stockholders may contact us at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations, or by calling +1.800.835.3832. Outside of the U.S., please dial +1.303.397.8100.

Stockholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank, broker- dealer or other similar organization to request information about householding.

How can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. The admission ticket for the meeting will be forwarded to you. If you are a stockholder of record and arrive at the Annual Meeting without an admission ticket, we will have to verify your share ownership before you are admitted to the meeting. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

How can I see the list of stockholders entitled to vote?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting and at our principal office located at 9197 South Peoria Street, Englewood, Colorado 80112 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

What happens if additional items of business are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this Proxy Statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the Annual meeting.

Is my vote confidential?

Stockholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. Confidentiality also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with voting confidentiality comparable to that which we provide.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission within four business days following the meeting. The report will be available on our website at ttec.com under the “Investors” and “SEC Filings” tabs.

How may I obtain financial and other information about TTEC?

Additional financial and other information about the Company is included in our Annual Report on Form 10-K, which we file with the U.S. Securities and Exchange Commission, and which is available on our website at ttec.com under the “Investors” and “SEC Filings” tabs. We will also furnish a copy of our 2017 Annual Report (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by contacting our Investor Relations department at TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado, 80112, Attention: Investor Relations, by calling +1.800.835.3832. Outside of the U.S., please dial +1.303.397.8100, or by emailing investor.relations@ttec.com.

You can also obtain, without charge, a copy of our bylaws, codes of conduct and Board committee charters by contacting the Investor Relations department or you can view these materials on the internet by accessing our website at ttec.com and clicking on the “Investors” tab, then clicking on the “Corporate Governance” tab.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, or via internet; by our directors, officers, or other regular employees without remuneration other than regular compensation. We will request brokers and other fiduciaries to forward proxy materials to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

TTEC is committed to best practices in corporate governance. The Company is governed by our Board of Directors. The role of the Board includes:

•        Oversight of the Company’s management;

•        Appointment of the Chief Executive Officer;

•        Goal setting for and overseeing performance of the Company’s executive management team;

•        Management succession planning;

•        Oversight of effective corporate governance, including selecting and recommending for stockholders’ approval nominees for the Board of Directors;

•        Assessment of Board performance;

•        Board succession planning;

•        Forming and staffing Board committees;

•        Review and oversight of the development and implementation of the Company’s annual strategic, financial, and operational plans and budgets;

•        Assessment and monitoring of Company’s risk and risk management practices;

•        Review and approval of significant corporate actions;

•        Monitoring of processes designed to assure TTEC’s integrity and transparency to its stakeholders, including financial reporting, compliance with legal and regulatory obligations, maintenance of confidential channels to report concerns about violations of laws and policies, and protection against reprisals for those who report such violations;

•        Oversight of the relationship between the Company and its stockholders; and

•        Support for the Company’s commitment to its corporate responsibility and sustainable business.

Board Leadership Structure

Our Board is led by TTEC’s founder, Mr. Kenneth D. Tuchman, who serves as the Chairman of the Board. Mr. Tuchman is also TTEC’s Chief Executive Officer. The Board retains the flexibility to determine from time to time whether the position of the Chief Executive Officer and the Chairman of the Board should be combined or separated, whether an independent director should serve as Chairman of the Board, and whether to appoint a lead independent director to serve as a liaison between independent directors and the Chairman.

At present, the Board believes that the Company is best served by having Mr. Tuchman serve as both the Chairman of the Board and Chief Executive Officer of TTEC. The Board’s view is based on the facts that Mr. Tuchman beneficially owns approximately 69 percent of the outstanding equity in the Company, has a unique insight into the Company’s customer engagement solutions strategy as an industry innovator and the Company founder, and is intimately involved in the day-to-day strategic direction of the Company.

Since the size of the Company’s Board is relatively small and each independent director has unrestricted access to Mr. Tuchman and the Company’s management, the independent members of the Board do not currently perceive the need for an appointment of a lead independent director. Our Board also believes that appointing a lead independent director may serve to create a potential conflict among the directors and interfere with the current collaborative environment in the boardroom that permits the Board to leverage the knowledge and experience of each Board member to drive strategic initiatives necessary to support the Company’s transformation from a business process outsourcing service provider to an integrated customer consulting, technology, growth and care services company.

With the exception of Mr. Tuchman, all of our other directors are independent.

The Board is aware of the potential conflicts that may arise in having Mr. Tuchman, the Company’s largest and controlling stockholder, serve as the Chairman of the Board, but believes that there are adequate governance safeguards in place to mitigate against such risks. Such safeguards include, but are not limited to,

•        The Board and Board committees hold executive sessions comprised entirely of the independent directors.

•        During 2017, six of seven directors were independent on our Board.

•        Our Compensation Committee, comprised entirely of independent directors, makes all executive management compensation determinations based on the individual manager’s performance and input from independent compensation consultants.

•        Our Compensation Committee retains an independent compensation consultant when it deems it appropriate.

•        Board members have unrestricted access to independent consultants including legal counsel.

•        Our Board members and executives have a shareholding guideline consistent with industry best practices.

•        Our Board and its committees perform an annual self-assessment and act on the findings.

•        Our Board published Corporate Governance Guidelines to communicate to the stockholders and other stakeholders how the Company is governed.

Although we qualify as a “controlled company” under the listing rules of the NASDAQ Stock Market, the Company elects not to avail itself of governance exceptions available to “controlled companies” under these rules. Specifically, a majority of our Board of Directors is independent and our Board’s committees, including our Nominating and Governance Committee and our Compensation Committee are comprised solely of independent directors, even though the Company is exempt from these corporate governance requirements as a controlled company.

Lastly, our Board has in the past demonstrated the independence necessary to address potential conflicts of interest through the use of special ad hoc committees to address specific matters when they arise or requesting that the Chairman abstain from deliberations and voting on certain decisions that may represent a conflict with his controlling stockholdings in the Company.

Board Participation in 2017
• Eleven Board meetings held in 2017
• Each director attended 100 percent of all Board and relevant committee meetings
• All directors attended our Annual Meeting of Stockholders in 2017

Board Risk Oversight

While our executive officers are responsible for day-to-day management of TTEC risk, our Board oversees and monitors our enterprise risk management (ERM) practices in the course of its ongoing review of the Company’s strategy, business plans, risk management and risk transfer programs. The Board recognizes that certain risk taking is essential for any company to stay competitive. It is the view of the Board, however, that the risk taking must be reasoned and measured, and must be evaluated and mitigated appropriately. To this end, the Board, as a whole, and through its Audit Committee actively participates in the oversight of the Company’s ERM program.

In 2017, the Board’s ERM oversight primarily focused on, but was not limited to, the following areas of oversight (i) the Company’s strategy and long-term growth plans; (ii) cyber security preparedness; (iii) risks inherent in TTEC’s global footprint and certain geographic concentrations; (iv) business continuity planning; (iv) emergency preparedness, critical incident response, and disaster recovery planning; (v) risks arising from the complexities of regulatory compliance framework that affects TTEC’s global business; and (vi) risks inherent in our controls over financial reporting. The responsibility for managing each of these high priority risks areas, as identified by the ERM process, was assigned to one or more members of the executive management team. The Board has delegated the oversight of certain categories of risk management to designated Board committees, which report to the Board on matters related to the specific areas of risk they oversee.

Board/Committee	Primary Areas of Risk Oversight
Full Board

Enterprise risk management structure; strategic risk associated with TTEC’s business plan; litigation that may have material financial or reputational impact on the Company; significant capital transactions, including M&A, technology investment and divestitures; capital structure risks; and CEO and senior management succession planning.

Audit Committee

Risks related to financial reporting, disclosure and related controls; major financial exposure risks; significant IT risks, including information security and cyber security risks; ethics and compliance risks, including regulatory and legal; currency exposure risks; liquidity risks; business continuity planning; and related-party transactions risks.

Compensation Committee

Executive recruiting, retention, and succession planning; compensation policies and practices, including incentive compensation; and health and welfare benefits programs. Assessment of the risks associated with compensation policies and practices applicable to TTEC’s employees to determine if such policies and practices are reasonably likely to have a material adverse effect on TTEC.

Nominating and Governance Committee

Corporate governance risks; effectiveness of Board’s and its committees’ performance; Board succession, Board candidate nomination and succession planning; conflicts of interest; and director independence and competencies; complexity involved in TTEC’s global regulatory framework.

The Board and its committees periodically request and receive comprehensive reports from key Company functions, including finance, treasury, tax, legal, information security, and IT; and have the opportunity to assess risk exposures of the business in these specific functional areas. The Audit Committee, with assistance and input from management, conducts an annual enterprise-wide risk assessment and adopts the Company’s annual internal audit plan, designed to test business processes that may represent special risk exposures to the Company. The Audit Committee quarterly reviews the results of completed internal audits and actively monitors the progress of recommended remedial and mitigation plans. In addition to the Company’s ERM and internal audit processes, the Board and the Audit Committee monitor and oversee the Company’s periodic assessment of the effectiveness of its internal controls over financial reporting.

To ensure that the Company’s compensation practices and policies do not have a material adverse effect on the Company and its business, the Compensation Committee annually reviews TTEC’s executive compensation programs for inherent risks and alignment with the Company’s objectives. The Committee receives periodic reports from the Company’s human capital and legal departments on steps that TTEC takes to anticipate and mitigate any potential risks in long and short-term incentive and performance-based compensation programs. The Compensation Committee believes that executive compensation should be contingent on performance relative to targets and business plans. It expects TTEC senior executives to achieve these targets in a manner consistent with TTEC’s values, ethical standards, and policies. The Board engages in periodic discussions with management on how to maximize executives’ performance through compensation incentives without creating unreasonable risks to the business. For additional information on TTEC compensation programs’ risks, please review section titled “Executive Compensation – Compensation Discussion and Analysis,” in these proxy materials.

Communications with Our Board

The Board established a process for stockholders and other interested parties to communicate with the Board or any directors by requesting that all communication be sent to the following address:

Board of Directors

c/o Corporate Secretary

TTEC Holdings, Inc.

9197 South Peoria Street

Englewood, Colorado 80112

Board Committees

The following table outlines the composition of each of our Board committees during 2017:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Kenneth D. Tuchman				Chair
Steven J. Anenen	✓[1]		✓	✓[2]
Tracy L. Bahl		Chair	✓	✓
Gregory A. Conley	Chair	✓
Robert N. Frerichs	✓	✓	Chair
Shrikant Mehta				✓[2]
Marc L. Holtzman
Ekta Singh-Bushell	✓[1]

1      Mr. Anenen served on the Audit Committee of the Board through May 2017, when he transitioned off the Committee and Ms. Singh-Bushell, who was elected to our Board in May 2017, joined the Audit Committee in his stead.

2      Mr. Mehta was a member of the Executive Committee of the Board through May 2017, when he retired from our Board.  Mr. Anenen replaced Mr. Mehta as a member of the Executive Committee in May 2017.

Audit Committee

The Audit Committee operates under the Audit Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

•        Assisting the Board in its oversight of the integrity of TTEC’s financial statements;

•        Overseeing the adequacy of internal controls and the financial reporting and disclosure processes;

•        Selecting, evaluating, and appointing the independent registered public accounting firm, including assessing the public accounting firm’s independence and qualifications;

•        Reviewing and approving all non-audit services performed by the independent registered public accounting firm;

•        Overseeing the activities and progresses of the TTEC internal audit department;

•        Overseeing TTEC’s ethics program and its confidential hotline process, including reviewing the establishment of and compliance of executives with the Company’s employee code of conduct, Ethics Code: How TTEC Does Business, and the Company’s Code of Conduct for Senior Executive and Financial Officers;

•        Overseeing investigations into any matters within the Audit Committee’s scope of responsibility;

•        Overseeing the enterprise risk management programs; and

•        Reviewing and approving all related-party transactions.

In 2017, the members of the Audit Committee included Gregory A. Conley (Chair), Robert N. Frerichs, Steven J. Anenen (through May 24, 2017), and Ms. Ekta Singh-Bushell who joined the Audit Committee on May 24, 2017. Throughout 2017, each Committee member was “independent” the meaning of the NASDAQ Stock Market Rules and Rule 10A-3(b)(l) under the U.S. Securities Exchange Act of 1934.

Our Board determined that Mr. Conley, Mr. Frerichs, and Ms. Singh-Bushell qualify as an “audit committee financial expert” within the meaning of the U.S. Securities and Exchange Commission rules. Mr. Conley’s relevant experience includes his experience as a chief executive officer and director of several public and private companies.

The Audit Committee oversees TTEC’s internal disclosure processes, including TTEC’s anonymous and confidential channels available to employees to report concerns about financial reporting. The Committee established procedures for, and oversees receipt and treatment of, confidential (including anonymous) submissions by TTEC employees of concerns about the Company’s accounting, internal control, and auditing practices. These processes are established to assure accurate and complete financial reporting and to identify timely any potential issues that could impact TTEC’s accounting, financial reporting, and effectiveness of its internal controls. The Audit Committee reviews and assesses the matters raised through these reporting channels and monitors management’s response to these reports, engaging when warranted.

The Audit Committee evaluates the independence, qualifications and performance of TTEC’s internal audit function and annually approves the Company’s internal audit plan. The Committee also discusses with management TTEC’s risk assessment and management practices, the Company’s major financial, operational, and regulatory risk exposures and the steps management has taken to monitor and mitigate such exposures to be within the Company’s risk tolerance levels.

During 2017, the Audit Committee held four regularly scheduled meetings and five special meetings, and did not approve any matters through unanimous written consent.

The Audit Committee reviews and assesses the adequacy of its charter, and revises it as appropriate, on an annual basis.

Compensation Committee

The Compensation Committee operates under the Compensation Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

•        Reviewing performance goals and approving the annual salary, incentives, and all other compensation for each executive officer, including any employment arrangements and change of control agreements with such officers;

•        Reviewing and approving compensation programs for independent Board members;

•        Reviewing and approving material employee benefit plans (and changes thereto);

•        Reviewing and evaluating risks associated with our compensation programs; and

•        Adopting and administering various equity-based incentive plans.

In 2017, the members of the Compensation Committee included Tracy L. Bahl (Chair), Gregory A. Conley, and Robert N. Frerichs. Throughout 2017, each member of the Committee was “independent,” as defined under the NASDAQ Stock Market Rules, a “non-employee director,” as defined under U.S. Securities and Exchange Commission Rule 16b-3, and an “outside director,” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended.

During 2017, the Compensation Committee held four regularly scheduled meetings and three special meetings, and approved one matter through unanimous written consent. The Compensation Committee reviews and assesses the adequacy of its charter, and revises it as appropriate, on an annual basis.

Nominating and Governance Committee

The Nominating and Governance Committee operates under the Nominating and Governance Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

•        Identifying and recommending to our Board qualified candidates to stand for election to the Board (or be appointed pending the election at the Annual Stockholders Meeting); and

•        Overseeing TTEC’s corporate governance, including the evaluation of the Board and its committees’ performance and processes, and assignment and rotation of Board members to various committees.

During 2017, the members of the Nominating and Governance Committee included Robert N. Frerichs (Chair), Tracy L. Bahl, and Steven J. Anenen each of whom satisfies the independence requirements for nominating committee members pursuant to the NASDAQ Stock Market Rules.

During 2017, the Nominating and Governance Committee held four regularly scheduled meetings, no special meetings, and approved no matters through unanimous written consent. The Nominating and Governance Committee reviews and assesses the adequacy of its charter, and revises it as appropriate, on an annual basis.

Executive Committee

The Board’s Executive Committee is a special standing committee of the Board appointed to take certain action, under a delegation of authority resolution from the Board, between regularly scheduled Board meetings that are otherwise reserved to the Board. All actions taken by the Executive Committee are reported to and reviewed by the full Board at the Board meeting immediately following the action taken. The Executive Committee is authorized to consider and approve, among other things:

•        Mergers, acquisitions, and divestiture transactions at a level in excess of management’s authority but below a certain specific authority limit designated by the Board, provided that such transactions are not inconsistent with TTEC’s overall strategy as approved by the Board;

•        Capital expenditure transactions at a level in excess of management’s authority but below a certain specific authority limit designated by the Board, provided that such transactions are consistent with the annual business plan approved by the Board; and

•        Funding for the share repurchase program at a level in excess of management’s authority but below a certain specific limit designated by the Board.

During 2017, the members of the Executive Committee included Kenneth D. Tuchman (Chair), Shrikant Mehta (through May 24, 2017 when he retired from our Board), Tracy L. Bahl, and Steven J. Anenen, who joined the Executive Committee on May 24, 2017.

The Executive Committee did not meet during 2017.

Ethics Code for Senior Executive and Financial Officers

We have adopted an Ethics Code for Senior Executive and Financial Officers. It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Executive Vice Presidents leading each of our business segments, General Counsel, Treasurer, Senior Vice President of Finance, financial directors, and controllers of each of our business segments and any person performing similar functions. The Ethics Code for Senior Executive and Financial Officers is available on our website at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com) and we intend to disclose any waiver of, or amendments to, the Ethics Code for Senior Executive and Financial Officers on our website. You may also obtain a copy of the document without charge by writing to:

TTEC Holdings, Inc.

9197 South Peoria Street

Englewood, Colorado 80112

Attention: Corporate Secretary

In addition to our Ethics Code for Senior Executive and Financial Officers, TTEC also has a code of business conduct (Ethics Code: How TTEC Does Business). This document mandates rules of ethical business conduct for all TTEC employees, members of our Board of Directors, and members of our supply chain, including our executives and financial officers. We maintain a confidential web-based and telephone hotline, where employees can seek guidance or report concerns about violations of laws, our policies, or either of the ethics codes, including any concerns about financial reporting, misconduct, or fraud.

Director Compensation Overview

During 2017, the independent directors’ compensation was set as follows:

•        An annual retainer of $75,000;

•        Additional annual retainer fees for Board committee service as follows:

Chair of Audit Committee	$ 27,000
Members of Audit Committee	$ 13,500
Chair of Compensation Committee	$ 20,000
Members of Compensation Committee	$ 10,000
Chair of Nominating and Governance Committee	$ 15,000
Members of Nominating and Governance Committee	$ 5,000

•            An annual grant of $100,000 of restricted stock units in TTEC stock, based on the fair market value of our common stock on the grant date; and

•        Non-employee directors who join the Board also receive an initial fair market value-grant in the amount of $100,000, based on the fair market value of our common stock on the grant date. The initial restricted stock unit grant vests on the earlier of the first anniversary of the grant date or the date of the succeeding year’s Annual Meeting of Stockholders, or any change-in-control event (as defined in the relevant restricted stock unit agreement).

The employee directors do not receive additional compensation for their Board service.

The following table summarizes the actual compensation earned by independent directors during 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1,2,3]	Total ($)
Steven J. Anenen	$ 85,372	$ 99,997	$ 185,369
Tracy L. Bahl	$ 100,000	$ 99,997	$ 199.997
Gregory A. Conley	$ 112,000	$ 99,997	$ 211,997
Robert N. Frerichs	$ 113,500	$ 99,997	$ 213,497
Marc L. Holtzman	$ 75,000	$ 99,997	$ 174,997
Shrikant Mehta	$ 29,846	-	$ 29,846[4]
Ekta Singh-Bushell	$ 53,464	$ 199,993	$ 253,457

1   Reflects the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

For information regarding assumptions used to compute grant date fair market value with respect to the stock awards, see Note 19 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

2   As of December 31, 2017, independent directors Messrs. Anenen, Bahl, Conley, Frerichs, and Holtzman all held 2,398 unvested restricted stock unit awards.

3   As of December 31, 2017, Mrs. Singh-Bushell held 4,796 unvested restricted stock awards of which 2,398 are associated with a welcome equity grant.

4   Since Mr. Mehta did not stand for re-election at the May 2017 annual stockholder’s meeting, his total fees earned reflect compensation through May 2017 only.

AUDIT COMMITTEE REPORT

The TTEC Audit Committee of the Board (the “Audit Committee”) is comprised entirely of independent directors who meet the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Market’s Listing Rules. TTEC’s Board of Directors has determined that each member of the Audit Committee has accounting and other related financial management expertise, and qualify as an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee operates pursuant to a charter that is reviewed annually and updated to comply with the relevant regulatory requirements. The Audit Committee charter was most recently reviewed and updated in May 2017 and is available in the Investor Relations section of our website at ttec.com/sites/default/files/audit_committee_charter.pdf.

In performing its functions, the Audit Committee acts in an oversight capacity: the Committee is responsible for overseeing TTEC’s financial reporting process and internal control structure on behalf of the Company’s Board of Directors, while management is responsible for the preparation, presentation, and integrity of the financial statements, and the effectiveness of TTEC’s internal control over financial reporting. TTEC’s independent auditor, PricewaterhouseCoopers LLC (“PwC” or the “Auditor”), is responsible for auditing TTEC’s financial statements and providing an opinion on the conformity of TTEC’s consolidated financial statements with generally accepted accounting principles and on the effectiveness of TTEC’s internal control over financial reporting.

In 2017, the Audit Committee held nine meetings. The Audit Committee’s agenda for each meeting is set by the Audit Committee’s chairperson in consultation with and on recommendation of TTEC’s Chief Financial Officer. During these meetings, the Audit Committee met with the senior members of TTEC’s financial management team, and, when appropriate, had separate private sessions with TTEC’s Chief Financial Officer, General Counsel, head of internal audit, and PwC to discuss financial management, legal, accounting, internal and external audit activities, and internal control issues.

As part of its oversight function, the Audit Committee reviews TTEC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to their filing with the SEC, and has detailed discussions with management about the quality and reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, the Audit Committee asks for management’s representations and reviews certifications prepared by TTEC’s Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations, and cash flows of TTEC.

The Audit Committee reviewed and discussed with management TTEC’s audited annual consolidated financial statements. Based on this review, the discussions referenced above about the quality and reasonableness of management’s significant accounting judgments, and in reliance on the reports and opinions of the Auditor, the Audit Committee unanimously recommended to the TTEC Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

In 2017, the Audit Committee also oversaw management’s remediation activities for material weakness in internal controls over financial reporting. To address Revenue, Impairments, and Control Environment related material weaknesses, management redesigned and enhanced controls, implemented enhanced control review procedures, introduced reporting analytics, established a quarterly control owner certification process, upgraded the quality of accounting personnel around the globe, invested in training of accounting personnel, and engaged a third-party valuation expert to assist management with valuation models supporting goodwill and intangible impairment assessments. Based on these improvements, management and PwC completed testing of the controls and have deemed that the controls are adequately designed and operated effectively for a sufficient period of time, and thus have been remediated as of December 31, 2017.

The Audit Committee also periodically reviews TTEC’s enterprise risk management program and the progress that the Company is making on planned risk mitigation activities for key risks, including its cyber security risks; risks inherent in TTEC’s global footprint; business continuity and disaster recovery risks; emergency preparedness, critical incident response planning; risks associated with geographic concentration of some of TTEC’s operations and enterprise services facilities; and risks arising from the complexities of regulatory compliance framework that affects TTEC business.

As it has done in prior years, in 2017, the Audit Committee focused in particular on TTEC’s cybersecurity preparedness, reviewing investments that management made and steps it has taken to protect TTEC’s systems and information against cyberattacks.  The Committee also reviewed the Company’s cybersecurity maturity assessment, cybersecurity maturity continuous improvement plans for the year, and the ongoing progress that the Company made against these plans.

During the year, the Audit Committee also receives periodic status reports on the effectiveness of the Company’s treasury function, including its foreign exchange exposure management, tax planning practices, and acquisition integration activities.  This year, the Audit Committee also focused on TTEC’s internal audit practices and how management addresses and remediates internal audit findings.

The Audit Committee also monitored, throughout the year, the Company’s confidential hotline activities, focusing on procedures that the Company has in place for confidential submission of employee concerns about accounting and financial reporting practices, internal controls and audit matters, possible violations of laws, and other concerns about the business. The Committee’s quarterly reviews of hotline activity included trend analysis by business segment and geographic location, and management’s actions in addressing these trends. Periodically, the Committee also reviewed the Company’s code of business conduct (Ethics Code: How TTEC Does Business), the Ethics Code for Senior Executive and Financial Officers, and the level of training that the Company does on its code of conduct and values.

As part of its oversight responsibilities, the Audit Committee oversees TTEC’s annual audit by its independent auditor, PwC, including the Auditor’s audit approach, audit plan, and critical audit matters; and whether the provision of minor non-audit services is appropriate given the Auditor’s independence. The Audit Committee also works with the Auditor to make sure that the PwC TTEC audit team, supported by PwC’s partners with experience related to TTEC’s operations in key countries where TTEC does business and other PwC subject matter experts, has the appropriate level of professional expertise to oversee the conduct of the TTEC annual independent audit.

Each year, the Audit Committee evaluates the performance of PwC and its senior engagement team and determines whether to re-engage the Auditor for the coming year. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the Auditor, the Auditor’s global capabilities, the Auditor’s technical expertise including innovation and technologies that the Auditor uses to provide its services to the Company, the Auditor’s tenure as TTEC’s independent auditor, its knowledge of the Company’s global operations and industry, and the quality of the Auditor’s interactions with the Audit Committee of the Board. Based on this evaluation, the Audit Committee decided to engage PwC as TTEC’s independent auditor for the year ended December 31, 2017. This appointment was ratified by TTEC stockholders at the 2017 Annual Stockholders Meeting.

The Audit Committee also considered the fees that PwC charged the Company for the audit services in 2017 and determined them to be reasonable and adequate to ensure a comprehensive audit. In 2017, PwC’s Audit Fees were $3.824 million, a decrease of $0.3 million year over year due primarily to better efficiencies between PwC and TTEC’s accounting team in work related to material weaknesses remediation and the preparatory work with respect to new accounting standards on revenue recognition that went into effect in 2018.

Although the Audit Committee has the sole authority to appoint the independent auditor, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their annual meeting, to ratify the appointment of the independent auditor for the coming year (see Proposal 2 beginning on page 41).

In accordance with SEC rules, to limit the number of consecutive years an individual audit partner may lead the independent audit for the Company, the Auditor’s engagement partner for TTEC is subject to the five-year rotation requirement. The current PwC engagement partner joined the TTEC account in 2016, when the previous engagement partner transitioned to a different assignment. Assuming satisfactory performance and the Audit Committee’s continuing engagement of PwC as TTEC’s independent auditor, the current engagement partner’s rotation period will end effective with the annual audit for the period ending on December 31, 2020, rotating off our account in 2021. The Audit Committee works closely with PwC to assure appropriate succession planning for an orderly transition when the engagement partner’s rotation period with TTEC ends, or if the partner leaves TTEC engagement for other reasons.

The Audit Committee periodically reviews the rules and regulations adopted from time to time by the Public Company Accounting Oversight Board (the “PCAOB”), and works with the Auditor to ensure that its opinion conforms with these requirements. During the year, the Audit Committee also discusses with the Auditor those matters that are required to be discussed under the rules adopted by the PCAOB, and received written disclosures from the Auditor required by applicable PCAOB requirements regarding the Auditor’s communication with the Audit Committee concerning their independence.

Audit Committee
	Gregory A. Conley,	Chair
Robert N. Frerichs
Ekta Singh-Bushell

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT, AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information, as of March 30, 2018, concerning the beneficial ownership of the following persons and entities:

•        Each person or entity known to us to beneficially own more than five percent of our outstanding common stock;

•        Each of our directors and nominees for our Board;

•        Each of our executive officers, including our Named Executive Officers; and

•        All of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with U.S. Securities and Exchange Commission rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and/or investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 45,979,290 shares of common stock outstanding at March 30, 2018. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity in accordance with U.S. Securities and Exchange Commission rules, we deemed outstanding shares of common stock: (1) subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 30, 2018; and (2) issuable upon the vesting of Restricted Stock Units (“RSUs”) within 60 days of March 30, 2018. in accordance with U.S. Securities and Exchange Commission rules, we did not deem outstanding these two categories of shares of common stock for the purpose of computing the percentage ownership of any other person or entity.

The information provided in the table is based solely on our records, and information filed with the U.S. Securities and Exchange Commission with respect to the owners of our shares of common stock, except where otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112.

Stock Ownership of Directors, Management, and Certain Beneficial Owners

	Shares Beneficially Owned
Name of the Beneficial Owner	Common Stock	Options Vested and Options and RSUs Vesting Within 60 Days of 3/30/2018	Total Beneficial Ownership as of 3/30/2018	Percent of Class
5% Stockholders
Kenneth D. Tuchman	31,463,707	-	31,463,707 [1]	%
Executive Officers and Directors
Kenneth D. Tuchman	31,463,707	-	31,463,707 [1]	68.4%
Steven J. Anenen	7,442	2,398	9,840 [2]	*
Tracy L. Bahl	13,548	2,398	15,946 [2]	*
Gregory A. Conley	9,388	2,398	11,786 [2]	*
Martin F. DeGhetto	100,525	2,987	103,512 [3]	*
Robert N. Frerichs	18,763	2,398	21,161 [2]	*
Judi A. Hand	129,481	-	129,481	*
Marc L. Holtzman	14,182	2,398	16,580 [4]	*
Margaret B. McLean	27,045	-	27,045	*
Regina M. Paolillo	179,851	2,987	182,838 [3]	*
Anthony Tsai	-	-	-	*
Ekta Singh-Bushell	-	4,796	4,796 [5]	*
All directors, director nominees and executive officers as a group (13 persons)	31,963,932	22,760	31,986,692	69.6%

*Less than 1 percent.

1       Includes 31,453,707 shares subject to sole voting and investment power, and 10,000 shares with shared voting and investment power. The shares with sole voting and investment power consist of: (i) 6,686,901 shares held by Mr. Tuchman; (ii) 14,766,806 shares held by a limited liability partnership controlled by Mr. Tuchman; and (iii) 10,000,000 shares held by a revocable trust controlled by Mr. Tuchman. The shares with shared voting and investment power consist of 10,000 shares owned by Mr. Tuchman’s spouse. Mr. Tuchman is the beneficial owner of 68.4 percent of the shares of common stock entitled to vote at the meeting.

2       Includes 2,398 RSUs scheduled to vest within 60 days after March 31, 2018.

3       Includes 2,987 RSUs schedule to vesting within 60 days after March 31, 2018.

4       Includes 10,882 shares held by Mr. Holtzman directly, 3,300 shares held for Mr. Holtzman’s minor children and 2,398 shares scheduled to vest within 60 days after March 31, 2018.

5       Includes 4,796 RSUs scheduled to vest within 60 days after March 31, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10 percent of our common stock to file with the U.S. Securities and Exchange Commission reports regarding their ownership and changes in ownership of our equity securities. Based on our review of the Forms 3, 4 and 5 filed, we believe that all our directors, executive officers and 10 percent stockholders filed all Section 16(a) reports on a timely basis during 2017.

RELATED-PARTY TRANSACTIONS

In accordance with our written Related Party Transaction Policy, the Audit Committee of the Board is responsible for reviewing and approving transactions required to be disclosed as a “related party” transaction under applicable law, including U.S. Securities and Exchange Commission rules (generally, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest). TTEC management monitors all related-party transactions and reports on their status to the Audit Committee quarterly. TTEC executive officers and directors complete a questionnaire during the first quarter of each fiscal year, in which they provide information about the terms of all their related-party transactions (as defined in Item 404(a) of Regulation S-K) that occurred during the prior year and that are expected to occur during the current year. In reviewing related-party transactions, the Audit Committee considers whether these transactions are executed at “arms-length” by reviewing all relevant facts and circumstances, including among others, the commercial reasonableness of the terms, the actual and perceived benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the related-party’s interest, the actual and apparent conflict of interests, the impact on a director’s independence (if the related-party is a director, an immediate family member of a director, or an entity controlled by a director) and the terms on which a similar transaction can be secured from unrelated third parties.

During 2017, TTEC has undertaken the following related-party transactions subject to disclosure:

The Company entered into an agreement under which Avion, LLC (“Avion”) and Airmax LLC (“Airmax”) provide certain aviation flight services as requested by the Company. Such services include the use of an aircraft and flight crew. Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company, has a direct 100 percent beneficial ownership interest in Avion and Airmax. During 2017, 2016 and 2015, the Company expensed $1.1 million, $1.0 million, and $1.7 million, respectively, to Avion and Airmax for services provided to the Company. There was $375 thousand in payments due and outstanding to Avion and Airmax as of December 31, 2017.

During 2014, the Company entered into a vendor contract with Convercent Inc. (“Convercent”) to provide learning management and web and telephony based global helpline solutions. This contract was renewed, after an arms-length market pricing review, in the fourth quarter of 2016. The majority owner of Convercent is a company which is owned and controlled by Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company. During 2017, 2016 and 2015, the Company expensed $70 thousand, $100 thousand, and $100 thousand, respectively, to Convercent and is expecting to spend another $60 thousand with Convercent during 2018.

During 2015, the Company entered into a contract to purchase software from CaféX. During 2017, 2016 and 2015, the Company has purchased $0.1 million, $0.4 million and $0.25 million, respectively from CaféX. TTEC holds a 17.2 percent equity investment in CaféX, of which 0.2 percent or 554,059 shares were acquired during 2017.

As part of Motif, Inc.’s acquisition in 2017, the Company became a party to a real estate lease for a building owned by one of Motif’s founders, who is still a part owner of the company. The lease expires in 2020 and has future payments of approximately $142 thousand.

EXECUTIVES AND EXECUTIVE COMPENSATION

TTEC Executive Team

The following persons are our executive officers:

Martin F. DeGhetto, 59, serves as TTEC’s Executive Vice President, Customer Management Services and Customer Growth Services Chief Operating Officer, TTEC’s largest business segment. Mr. DeGhetto joined TTEC as Executive Vice President of Operations in 2010 and assumed the responsibilities for TTEC’s information technology in 2012. Between 2008 and 2010, Mr. DeGhetto was an executive vice president and chief operations officer commercial division at Connextions, Inc., a privately-held technology and business services company for healthcare industry. Prior to Connextions, Mr. DeGhetto spent almost a decade at Convergys Corporation (NYSE:CVG), a customer management company, where he held various positions of increasing responsibility culminating in his role as a senior vice president, North American/European operations which he held between 2003 and 2008. Prior to Convergys, Mr. DeGhetto was an executive with American Express Company and AT&T/American Transtech. Mr. DeGhetto holds a B.S. Professional Management degree from NOVA Southeastern University.

Judi A. Hand, 56, serves as TTEC’s Executive Vice President, Chief Revenue Officer. She joined TTEC in 2007 as President and General Manager for Direct Alliance Corporation, a TTEC wholly owned subsidiary, and between 2011 and 2013 served as TTEC’s Chief Sales Officer. Between 2003 and 2007, Ms. Hand was a senior executive with AT&T (NYSE:ATT), culminating her career there as a senior vice president for enterprise sales. Prior to AT&T, Ms. Hand worked at Qwest, a public global communications company and several of its subsidiaries in sales and marketing roles of increasing responsibility. Ms. Hand is a board advisor to Four Winds Interactive and between 2016 and 2017, she was a member of the board of directors of Manitoba Telecom Services, Inc., a Canada corporation. Ms. Hand holds an MBA from Stanford University and a B.S. in Communications degree from University of Nebraska.

Regina M. Paolillo, 59, serves as Executive Vice President, Chief Administrative and Financial Officer. Ms. Paolillo joined TTEC in 2011. Between 2009 and 2011, Ms. Paolillo was an executive vice president for enterprise services and chief financial officer at Trizetto Group, Inc., a privately held business and professional services company serving the healthcare industry. Between 2007 and 2008, Ms. Paolillo served as a senior vice president, operations group for General Atlantic, a leading global growth equity firm with U.S. $17 billion in capital. Between 2005 and 2007, Ms. Paolillo served as an executive vice president for revenue cycle and mortgage services at Creditek, a Genpact subsidiary, (NYSE:G) a global business process and technology management company. Prior to the Company’s acquisition by Genpact, between 2003 and 2005 and 2002 and 2003, Ms. Paolillo was Creditek’s chief executive officer and chief financial officer respectively. Prior to Creditek, Ms. Paolillo served as the chief financial officer and executive vice president for corporate services at Gartner, Inc., (NYSE:IT) an information technology research and advisory company. Ms. Paolillo is a member of the board of directors of Unisys Corporation (NYSE: UIS).  Ms. Paolillo holds a B.S. in Accounting degree from University of New Haven.

Margaret B. McLean, 54, serves as Senior Vice President, General Counsel and Chief Risk Officer. Ms. McLean joined TTEC in 2013. Between 1998 and 2013, Ms. McLean was a senior executive at CH2M (now part of Jacobs Engineering Group (NYSE: JEC)), a global engineering and program management company, serving as the Company’s Chief Legal Officer starting in 2007. Ms. McLean was a corporate finance and M&A partner at the law firm of at a major law firm, working in its Denver, London, and Moscow offices. Ms. McLean started her career in IT at Hewlett Packard (NYSE:HPQ) and led the application systems department for Science Applications Int’l (NYSE:SAIC). She holds a JD from the University of Michigan, an MBA from the University of Colorado, and a B.S. in Management Information Systems and Computer Science from University of Arizona.

Anthony “Tony” Tsai, 60, serves as Executive Vice President, Chief Information and Innovation Officer for TTEC and leads TTEC’s Technology and Information group that includes the Company’s Customer Technology Business (“CTS”) segment.  Mr. Tsai is responsible for design and delivery of all technology, information systems and shared technology services at TTEC.  Prior to joining TTEC, Mr. Tsai led innovation at UST and held leadership positions in multinational organizations including Fresh & Easy Markets, The Beijing Hualian Group, and Procter & Gamble (NYSE: PG). Mr. Tsai holds a B.S. in Engineering and Engineering Management from Stanford University.

Information regarding Kenneth D. Tuchman, Chairman and CEO is provided in this section under the heading “2018 Director Nominees.”

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our compensation philosophy and describe the 2017 compensation program for our Chief Executive Officer, Chief Financial Officer, and three additional highest compensated members of our executive leadership team, whom we refer to as our Named Executive Officers (“NEOs”). We describe compensation earned by each of our Named Executive Officers and explain how our Compensation Committee of the Board determined this compensation, including its rationale for specific 2017 compensation decisions.

2017 TTEC Performance Highlights

In 2017, we had the following performance highlights:

•        Our revenue was $1.477 billion, an increase of 15.8 percent over the year ago period.

•        Our income from operations was $100.5 million or 6.8 percent of revenue, a 90.5 percent increase year over year. Income from operations on a non-GAAP basis[1] was $120.5 million, or 8.2 percent of revenue compared to 7.0 percent in the prior year.

•        Our net cash provided by operating activities was $113.2 million compared to $111.8 million in the prior year.

•        We booked $442 million in new business, a 4.7 percent increase over the prior year.

•        Our diluted earnings per share were $0.16 compared to $0.71 in the prior year, and $1.80 compared to $1.32 on a non-GAAP basis[1].

•        We initiated a dividend of $0.18 per common share in March 2015 and, thereafter, have paid a semi-annual dividend in October and April of each year in amounts from $0.18 to $0.25 per common share. We paid a total of $21.5 million in cash dividends in 2017.

•        We repurchased 609 thousand shares for a total cost of $18.3 million.

1  TTEC computes company performance metrics on a non-GAAP basis, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges and integration expenses, deconsolidation of subsidiaries, changes in acquisition earn-outs and changes in tax valuation allowances and return to provision adjustments. Please review a copy of the 2017 Annual Report and 2017 full year earnings press release for a reconciliation of these non-GAAP adjustments.

2017 Named Executive Officers

• Kenneth D. Tuchman, Chairman of the Board and Chief Executive Officer	• Margaret B. McLean, Senior Vice President General Counsel and Chief Risk Officer

• Martin F. DeGhetto, Executive Vice President, Customer Management Services, and Customer Growth Services Chief Operating Officer	• Regina M. Paolillo, Executive Vice President, Chief Administrative and Financial Officer

• Judi A. Hand, Executive Vice President, Chief Revenue Officer

2017 Executive Compensation Summary

Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key elements in building sustainable value for stockholders. Our compensation program’s performance metrics align the interests of our stockholders and senior executives by correlating the timing and amount of actual pay to the Company’s short- and long-term performance goals. Our compensation program encourages ethical and responsible conduct in pursuit of these goals and the alignment of our leaders with TTEC’s vision, mission and values.

We carefully benchmark our compensation decisions against a relevant group of peer companies – all of which are our potential competitors for the caliber of executive talent required to manage a global and complex business like TTEC.

Our executive compensation program includes three principle elements:

Compensation Element	Purpose
• Base Salary	• Provides competitive fixed dollar compensation aligned to the median of our peer group.
• Annual Performance-Based Cash Incentive Awards

•        Provides “at risk” annual variable cash consideration that aligns executive compensation to the Company and individual achievements of short-term (annual) performance objectives, as established by the Board of Directors. This short-term variable cash compensation element is targeted at the 75th percentile of our peer group.

• Annual Equity Grants

•        Provides “at risk” long-term variable compensation opportunity. Awarded annually, this incentive compensation is based on the individual’s performance and the Company’s performance in the year granted, but links directly to the Company’s performance over time as equity vests. This long-term variable compensation element is targeted at the 75th percentile of our peer group.

In 2017, we paid the following to our Named Executive Officers:

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman	$ 1 [2]	$4,317,000	$5,337,000	$5,763,000	<25th
Martin F. DeGhetto	$1,768,829	$1,640,000	$2,014,000	$2,319,000	<50th
Judi A. Hand	$1,775,351	$ 894,000	$1,449,000	$2,002,000	>50th
Margaret B. McLean	$1,364,840	$ 682,505	$ 943,946	$1,199,363	>75th
Regina M. Paolillo	$1,812,035	$1,991,000	$2,429,000	$2,874,000	<25th

1       Actual TDC represents base salary earned in 2017, FMV equity grant awarded in 2017 and full-year bonus earned for 2017 performance paid in 2017 and 2018.

2       As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.

The mix of base and variable, “at risk”, compensation for 2017 was as follows.

CONSIDERATION OF LAST YEAR’S “SAY-ON-PAY” VOTE

At our 2017 Annual Meeting of Stockholders, 99.60 percent of the votes cast in our stockholder advisory vote approved the compensation of our Named Executive Officers (our “Say-On-Pay” vote). In light of this stockholder support, the Compensation Committee made no significant changes to the overall design of our compensation programs during 2017. The Committee did, however, make a modification to the distribution of the funded incentive pool; allocating more dollars based on segment performance and further aligning bonuses to personal performance.

The Compensation Committee will continue to review best practices in executive compensation and adjust the structure of TTEC executive compensations to be consistent with market trends, our pay-for-performance philosophy; and to make sure that TTEC’s executive compensation aligns the interest of the executive leadership team with the interests of the Company’s stockholders.

The Committee will continue considering the outcome of the stockholders Say-On-Pay votes when making future compensation decisions for our Named Executive Officers.

CONSIDERATION OF LAST YEAR’S “FREQUENCY ON SAY-ON-PAY” VOTE

At our 2017 Annual Meeting of Stockholders, we asked stockholders to consider how often they wish to vote, on an advisory basis, on the Say-On-Pay matters (the “frequency of say-on-pay” vote). In response, 82.96% of the votes cast approved holding an advisory vote on Say-On-Pay every three years. Based on the stockholder vote and after carefully considering that in the last six years TTEC stockholders approved our executive compensation by an average margin of greater than 95%, the Board of Directors decided to hold the advisory vote on executive compensation every three years. The next advisory vote on executive compensation will be presented for stockholders’ consideration as part of the 2020 Proxy Statement and will occur at the 2020 Annual Meeting of Stockholders. The stockholders will have their next opportunity to consider how often they wish to vote on matters involving executive compensation as part of 2023 Annual Meeting of Stockholders.

EXECUTIVE LEADERSHIP TEAM COMPENSATION APPROACH AND STRUCTURE

Our Approach to Executive Leadership Compensation

We structure our executive compensation to attract and retain executive talent who can maximize our performance results. Our compensation program is designed to motivate our executive leadership team to remain focused on delivering superior performance that creates long-term investor value. Our executive compensation program also places significant weight on how our leaders align their conduct with TTEC’s vision, mission, and values, as they achieve their personal goals and the Company’s performance goals.

Our Compensation Practices Include:
Pay for Performance. We encourage a results-oriented culture through pay-for-performance compensation, and annually review executive compensation against Company performance and its annual goals.

Competitive Compensation Targets. We target executive base compensation at the median of our peer group, and the “at risk” variable compensation opportunities at 75th percentile of compensation offered by our competitors.

Rigorous Performance Metrics. The Compensation Committee annually reviews and re-sets executive performance targets to assure that they appropriately reflect the goals of the business and are challenging, but achievable.

Stockholder Alignment. Through our compensation practices, we align the interests of our Named Executive Officers and our stockholders to maximize long-term performance goals of the Company.
Affordability of Rewards. We ensure that our rewards are affordable by aligning them to the Company’s results of operation as they compare to our annual business plan.

Significant “at risk” Component. We structure our compensation programs with a significant portion of variable “at risk” component to ensure that the actual compensation realized by Named Executive Officers directly and demonstrably links to individual and companywide performance.

Share Ownership Guidelines. Our Chief Executive Officer and Chief Financial Officer are expected to hold TTEC equity in the amount of at least 3 times their base compensation; while other members of the executive leadership team, including all NEOs, are expected to hold equity equal to 2.5 times their base compensation.

Restrictive Covenants. Members of our executive leadership team are subject to market appropriate restrictive covenants, effective on separation from TTEC. These restrictive covenants include non-competition, client and employee non-solicitation and non-disclosure obligations.

Individual Accountability. Our compensation program is designed to ensure that our Named Executive Officers remain focused on individual operational and financial goals to build the foundation for our long-term success.

Review of Compensation Peer Group. Our Compensation Committee reviews our compensation peer group annually and adjusts, when necessary, to make sure that it remains relevant and appropriate as a comparison for our executive compensation program.

Executive Leadership Team Compensation Structure

To achieve its overarching objectives, our executive compensation program consists of the following three principle elements:

Compensation Element	Characteristics	Purpose	Philosophy
Base salary	Fixed annual compensation that provides a competitive level of base compensation.	Compensate senior executives for their level of experience and responsibility.	We believe base salary should be competitive, and we target it at the 50th percentile of our peer group.
Annual performance-based cash incentive awards	Variable annual cash compensation opportunity funded based on objective Company performance targets (operating income) and paid based on subjective measures of individual performance.	Motivate and reward senior executives for performance against short-term Company goals.	We believe in providing appropriate incentive to drive the Company’s short-term financial and operational objectives. This incentive opportunity is targeted at the 75th percentile of our peer group.
Equity awards

Variable equity compensation granted annually, usually, in the form of restricted stock units (RSUs) or stock options or performance-based award opportunities as deemed appropriate. While the awards are based on the individual performance and the Company’s performance in the year granted, the incentive links directly to the Company’s performance over time as equity vests.

Motivate and retain senior executives during the multi-year vesting period and focus them on longer term performance objectives by aligning their interests with those of our stockholders through the vesting period.

We believe that equity grants that vest over multiple years encourage the executive management team to focus on the long-term stock value appreciation. The incentive provides a market competitive equity grant targeted at 75th percentile of our peer group.

In addition to these primary components of compensation, our senior executives are also eligible to participate in our general health and welfare programs, 401(k) plan, life insurance program and other employee benefit programs. Although to be competitive, we pay as perquisites all or a portion of certain Named Executive Officers’ healthcare premiums, we believe that perquisites should be limited in scope and value, and, historically, they have not constituted a significant portion of executive compensation.

OVERSIGHT OF OUR EXECUTIVE COMPENSATION PROGRAM

Role of the Compensation Committee

Our Compensation Committee determines all compensation for members of our executive leadership team, including our Named Executive Officers, on an annual basis. In doing so, the Compensation Committee:

•        Evaluates the compensation received during the year by each executive, and considers the Company’s performance, the individual performance of each executive and his/her skills, experience, and responsibilities to determine if any change in the executive’s compensation is appropriate.

•        Reviews with the Chief Executive Officer the performance of the other Named Executive Officers.

•        Reviews peer group data and the advice of the compensation consultant as a measure of the competitive market for executive talent in our industry.

•        Considers the executive’s contribution to the Company’s overall operating effectiveness, strategic success, and profitability, and considers the quality of the executive’s decision-making.

•        Considers the executive’s role in developing and maintaining key client relationships.

•        Considers the Company’s financial results for the year and how the executive contributed to these results, but does not adhere to strict formulas to determine the mix of base salary, equity grants and cash incentives.

•        Evaluates the level of responsibility, scope and complexity of such executive’s position relative to other Company executives.

•        Determines the composition and amount of compensation for each Named Executive Officer and uses its subjective judgment in determining the amount of each compensation element in order to retain and motivate current executives.

•        Assesses the executive’s leadership growth and management development over the past year.

The Compensation Committee utilizes these subjective factors because it believes they are critical to increasing stockholder value. These factors are not quantified or weighted for importance; and the Compensation Committee’s use of these factors is tied directly to the individual role and the responsibilities of each executive officer. For example, greater weight may be given to the role of developing and maintaining key client relationships for the Executive Vice President, Chief Revenue Officer due to her responsibilities for overseeing sales operations, while greater weight will be given to contribution to our overall operating effectiveness, strategic success and profitability, and completion of strategic projects, among other factors, for the Chief Financial Officer, given her responsibilities relating to our financial performance and growth.

Funding for performance-based cash incentives and our equity grants are based on objective Company performance targets set at the beginning of each year. As a result, there is uncertainty with respect to the achievement of these funding targets at the time they are set. The Compensation Committee has the authority to modify the funding for these variable incentives, in its sole discretion, when material changes in the business warrant it.

Our ability to achieve the funding target is heavily dependent not only on factors within our control, but also on current economic conditions, foreign exchange rate movements, weather events, and other performance variables outside of our control. In measuring our performance against pre-determined performance targets, the Compensation Committee may make (and over the years has made) adjustments to these targets for items outside of the executive leadership team’s control.

In addition to its discretion with respect to the performance-based cash incentives and equity grants, the Compensation Committee may from time to time determine that funding should be provided outside of the objective Company performance criteria to fund discretionary bonuses and equity awards to retain or to reward executive officers for their exceptional efforts (measured on an individual, subjective basis) during those years in which our actual performance resulted in a lower than anticipated level of funding for the variable incentives. Although the Compensation Committee has this discretion, it utilizes it infrequently to maintain the integrity of the Company’s compensation structure and philosophy.

Because they include material subjective components, our performance-based cash incentives do not meet the requirements for exempt performance-based compensation under Section 162(m) of the Internal Revenue Code. In the future, the Compensation Committee will continue to consider whether to make awards that satisfy the “qualified performance-based compensation” requirements of Section 162(m) in order to maximize tax deductibility of executive compensation, while balancing the interests of our stockholders and the most appropriate methods and approaches for the design and delivery of compensation to our Named Executive Officers.

How We Use Compensation Consultants

From time to time, and as needed, the Compensation Committee retains services of compensation consultants, law firms, and other professionals to act as independent advisors to the Compensation Committee. In selecting its consultants, the Compensation Committee takes measures to assure that no member of our Board or any Named Executive Officer has any affiliations with such consultants. The Compensation Committee requires that all of its consultants provide it with annual certification of their independence.

In 2017, the Compensation Committee utilized the services of Compensia, Inc., an executive compensation consulting firm (Compensia). The Committee did not use services of other advisors in 2017, but they were available to the Committee as directed by the Committee chair.

Compensia

At least every other year, Compensia provides the Compensation Committee with independent compensation advice on various aspects of executive compensation, including:

•        A periodic review of our compensation practices, trends and philosophy;

•        A competitive assessment of our executive compensation levels and pay-for-performance linkage;

•        An analysis of peer group companies that compete with us and that follow similar compensation models, along with benchmark compensation and benefits data for the peer group;

•        A review of our equity award and cash incentive programs;

•        A review of our compensation practices compared to peer group companies and current trends related to executive employment agreements; and

•        Assistance in developing recommendations for compensation for our executive officers, including our Named Executive Officers.

When asked to provide advice to the Compensation Committee, Compensia takes its direction solely from, and provides reports to, the Compensation Committee, or members of our in-house human capital department at the direction and on behalf of the Compensation Committee. All costs of Compensia’s services are paid by the Company at the direction of the Compensation Committee chair. Although Compensia provides recommendations on the structure of our compensation programs, Compensia does not determine the amount or form of compensation for any of our Named Executive Officers. From time to time, Compensia also provides advice to the Company.

In those years when Compensia is not utilized by the Compensation Committee of our Board, similar compensation analysis is performed by members of our in-house human capital department who have special expertise in executive compensation.

How We Use Peer Group, Survey, and Benchmark Data

Each year, the Compensation Committee reviews the competitiveness of our compensation program. For 2017, the Compensation Committee, with the assistance of Compensia, identified a peer group of companies for 2017. The peer group for 2017 included:

• Acxiom Corporation • Convergys Corporation • CSG Systems International, Inc. • DST Systems, Inc. • ExlService Holdings, Inc.	• Fair Isaac Corporation • FTI Consulting, Inc. • Genpact Limited • Sykes Enterprises, Incorporated • Syntel, Inc.

The Compensation Committee selected this peer group because the companies in the group are in the same or similar industries, compete with us for executive talent, follow similar compensation models and are of a similar size. The Compensation Committee reviewed the compensation practices of this peer group to effectively design compensation arrangements to attract new executives in our highly competitive, rapidly changing market and to confirm proper levels of compensation for our Named Executive Officers.

This peer group data for executive officers performing the same or similar roles is one factor the Compensation Committee uses in establishing Named Executive Officer base salaries (which, in 2017, the Compensation Committee targeted at the 50th percentile of the peer group), and performance-based cash incentive and equity grants (which, in 2017, the Compensation Committee targeted at the 75th percentile of the peer group), and in otherwise determining the overall mix of equity grants, cash incentives and base salaries for executive compensation. The Compensation Committee does not adhere to strict formulas, benchmarking in its review of this peer group data to determine the mix of our executive’s compensation elements. The peer group data is instructive but it is neither binding nor a dispositive factor in how the Compensation Committee’s makes its compensation decisions for the Company.

CEO COMPENSATION

Mr. Tuchman, our Chief Executive Officer, beneficially owns approximately 68.4 percent of the Company. His interest in the Company’s performance, therefore, is very closely and personally aligned with that of our other stockholders. At Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 for 2017. Mr. Tuchman’s salary has remained at this level since 2012. Under Mr. Tuchman’s employment agreement, he does not participate in our variable compensation plans. Accordingly, the Compensation Committee did not award any cash incentives or equity grants.

2017 BASE SALARY COMPENSATION FOR NAMED EXECUTIVE OFFICERS

The Compensation Committee analyzed benchmarks for competitive base salaries using the peer group as described above, targeting the 50th percentile overall as the guide for the executive leadership team’s base salaries. Based on these benchmarks, in 2017, the Compensation Committee determined that the base salaries for other Named Executive Officers were in line with targets, with the exception of Mr. Tuchman’s base salary, which has been set at $1 based on Mr. Tuchman’s request. Base salaries for our Named Executive Officers during 2016, 2017 and as of this filing for 2018 have been as follows:

Executive	Base Salary			Considerations for Base Salary Determination
	2018	2017	2016
Kenneth D. Tuchman	$ 1	$ 1	$ 1	At Mr. Tuchman’s request, his annual salary is $1.
Martin F. DeGhetto	$400,000	$400,000	$400,000	Based on the role, scope of responsibilities, and market benchmarks.
Judi A. Hand	$400,000	$400,000	$350,000	Based on the role, scope of responsibilities, and market benchmarks for the senior executive in charge of sales.
Margaret B. McLean	$360,500	$360,500	$350,000	Based on market benchmarks and scope of responsibilities.
Regina M. Paolillo	$400,000	$400,000	$375,000	Based on complexity of the role and market benchmarks.

2017 PERFORMANCE-BASED CASH INCENTIVE AWARD

Performance-Based Cash Incentives Funding Criteria

The Compensation Committee of the Board resets the variable cash incentive award funding targets at the beginning of each year. In 2017, the Compensation Committee selected operating income in setting our variable incentive funding targets because this target is consistent with the Company’s long-term growth objectives and aligns the interests of management with the interests of our stockholders. As part of its compensation philosophy, the Compensation Committee sets reasonable stretch targets that are difficult to achieve, but which it believes are achievable.

With respect to cash incentives to be paid in 2017 for 2016 performance, the Compensation Committee did not approve funding of the bonus plan based on performance against the 2016 operating income targets, as adjusted. Achievement at the 100 percent of operating income targets in 2016 would have resulted in the funding of the cash incentives for Named Executive Officers at $1.58 million. The failure to achieve minimum annual operating income targets in 2016 resulted in zero funding of the cash incentives in 2017.

For purposes of determining the achievement against 2016 targets, the Compensation Committee considered an adjustment related to foreign exchange fluctuations, which accounts for variance between FX rates used to set 2016 targets and the actual 2016 FX rates, an adjustment of $36.4 million related to restructuring, integration and impairment charges.

The adjusted 2016 operating income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2016 Target	2016 Performance	Adjusted 2016 Performance	Total 2017 Performance-Based Cash Award Funding for 2016 Performance
Operating Income	$114.3 million	$52.8 million	$83.3 million	$0

In 2017, the Compensation Committee determined that our cash incentive awards should be paid on a semi-annual basis; with a portion to be paid in Q3 representing 40% of the expected full-year funding based on the projected full-year operating income results as determined at June 30, 2017 and the remaining incentive to be paid in Q1 of 2018. With respect to cash incentives related to 2017 performance, the Compensation Committee approved the award of $1.42 million to the Named Executive Officers, based on their performance against the 2017 operating income targets, as adjusted. These bonuses consisted of $0.600 million at mid-year (paid in 2017) and $0.816 million paid in 2018 for 2017 performance. Achievement at the 100 percent of operating income targets in 2017 would have resulted in the funding of the cash incentives for Named Executive Officers at $1.47 million. The failure to achieve minimum operating income targets in 2017 would have resulted in zero funding of the cash incentives for performance in 2017.

For purposes of determining the achievement against 2017 targets, the adjustments that the Compensation Committee made to 2017 results of operations for purposes of determining 2017 cash incentive awards were due to foreign exchange fluctuations, which accounts for variance between FX rates used to set 2017 targets and the actual 2017 FX rates, an adjustment related to restructuring, integration and impairment charges as well as Acts of God (weather and natural disasters). The Compensation Committee determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

The adjusted 2017 operating income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2017 Target	2017 Performance	Adjusted 2017 Performance	Total 2018 Performance-Based Cash Award Funding for 2017 Performance
Operating Income	$138.2 million	$135.0 million	$135.0 million	$12.7 million

Individual Performance Targets and Awards for Performance-Based Cash Incentives

If and when any cash incentives are available, based on the overall performance of the Company, how the funds are allocated to each Named Executive Officer is determined by the Compensation Committee, at its discretion, based on the recommendation of the Chief Executive Officer, and based on the Compensation Committee’s view of the executive’s contribution to the execution of the Company’s strategic priorities as set forth below:

Strategic Priorities	Performance Objectives

•        Execute against our go to market strategy

•        Maintain our market share in our key markets, with our key clients, in our offerings

•        Deliver innovative solutions in emerging digital CX technology and services

•        Optimize how we do business (people, technology and facilities)

•        Attract and retain the best CX talent

•        Sign new business and grow revenue

•        Improved year-over-year operating income and free cash flow

•        Increase client satisfaction and retention

•        Increase employee satisfaction and retention

•        Improve overhead efficiency

There is no formulaic tie between the Company’s financial results and the amount of the cash incentives payable to individual executives under the variable cash incentive plan, once the minimum target levels of financial performance necessary to fund the plan, as determined by the Compensation Committee, are achieved by the Company.

Our cash incentives do not provide for the adjustment or recovery of amounts paid to a Named Executive Officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller award. We will continue to monitor regulatory updates related to clawbacks and align our policy accordingly.

Cash Incentives Paid in 2017 With Respect to 2016 Performance

In 2017, the Compensation Committee did not award cash incentives to the Named Executive Officers as the Company did not achieve the 2016 financial targets established for variable compensation funding:

Named Executive Officer	Target Cash Incentives % Base Salary	Cash Incentives Paid in 2017 for 2016 Performance	Basis for Cash Incentive Award
	Target	Actual
Kenneth D. Tuchman	0% [1]	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Martin F. DeGhetto	Up to 200% [2]	$0	N/A
Judi A. Hand	Up to 200% [2]	$0	N/A
Margaret B. McLean	75%	$0	N/A
Regina M. Paolillo	Up to 200% [2]	$0	N/A

1        As noted elsewhere in these Proxy materials, Mr. Tuchman does not participate in this program.

2        Performance at target allows executives to earn 100% of Base Salary in annual cash incentive; ability to earn up to 200% would be based on performance materially in excess of targets.

Cash Incentives Paid in 2017 and 2018 With Respect to 2017 Performance

In September of 2017 and February of 2018, the Compensation Committee awarded cash incentives to the Named Executive Officers for 2017 performance as follows:

Named Executive Officer	Target Cash Incentives % Base Salary	Cash Incentives Paid in 2017 for 2017 Performance	Cash Incentives Paid in 2018 for 2017 Performance	Total Incentive Paid for 2017 Performance	Basis for Cash Incentive Award
	Target	Actual	Actual
Kenneth D. Tuchman	0% [1]	–	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program
Martin F. DeGhetto	Up to 200% [2]	$170,000	$198,836	$368,836	Based on Mr. DeGhetto’s contribution to TTEC’s overall performance in 2017.
Judi A. Hand	Up to 200% [2]	$155,000	$220,358	$375,358	Based on Ms. Hand’s contribution to TTEC’s overall performance, including year over year increase in bookings.
Margaret B. McLean	75%	$105,000	$155,000	$260,000	Based on Ms. McLean’s contribution to TTEC’s performance in 2017.
Regina M. Paolillo	Up to 200% [2]	$170,000	$242,042	$412,042	Based on Ms. Paolillo’s contribution to TTEC, including significant contribution to strategy execution.

1        As noted elsewhere in these Proxy materials, Mr. Tuchman does not participate in this program.

2        Performance at target allows executives to earn 100% of Base Salary in annual cash incentive; ability to earn up to 200% would be based on performance materially in excess of targets.

2017 Equity Grants

In 2017, the Compensation Committee considered whether equity awards were warranted in light of the Company’s performance, peer company benchmarks and each individual Named Executive Officer’s performance. Based on this review, the Compensation Committee determined to make restricted stock unit (RSU) grants to our Named Executive Officers. The primary characteristics of the RSUs being granted were:

•        Annual RSU grants vest in four-year increments with 25 percent of the award vesting on each of the award anniversary dates.

•        Executive officers must remain employed by the Company through the vesting date for each portion of the grant to vest.

•        The awards are structured to have a strong retention value and align executives’ interests to stockholders’ interests over a longer term.

•        RSUs provide a long-term incentive to balance shorter-term incentives provided by cash awards and base salaries.

•        Vesting of RSUs may be affected by a change of control, as discussed below under “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

The Compensation Committee made annual RSU grants to Mr. DeGhetto, Ms. Hand, Ms. McLean and Ms. Paolillo. The grants vest in four equal installments on each anniversary date of the grant through 2021, subject to continued employment with the Company.

Named Executive Officer	FMV 2017 RSU Grant	2017 RSU Grant	Considerations for 2017 Determination
Kenneth D. Tuchman	$0	0 Shares	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Martin F. DeGhetto	$ 999,992	34,364 Shares	Mr. DeGhetto’s equity grant made in 2017 is based on contribution and execution along the goals established by the Board and reflects the 2016 restructure and business turnaround.
Judi A. Hand	$ 999,992	34,364 Shares	Ms. Hand’s equity grant made in 2017 is based on contribution and execution along the goals established by the Board and reflects the 2016 restructure and business turnaround.
Margaret B. McLean	$749,994	25,773 Shares	Ms. McLean’s equity grant made in 2017 is based on contribution and execution along the goals established by the Board and reflects the 2016 restructure and business turnaround.
Regina M. Paolillo	$ 999,992	34,364 Shares	Ms. Paolillo’s equity grant made in 2017 is based on contribution and execution along the goals established by the Board and reflects the 2016 restructure and business turnaround.

Additional 2017 Performance-Based Compensation Award Opportunity

In 2017, the Compensation Committee approved a one-time variable compensation plan aligned to the over achievement of certain EBITDA targets. The plan was designed to provide equity awards to our senior executives and cash bonuses to certain other employees that contribute to over achievement of EBITDA in 2017. The equity awards were structured to vest at time of grant.

With respect to the funding to be paid in 2018 for 2017 performance, the Compensation Committee approved the award of $155.2 thousand to our Named Executive Officers. For purposes of determining the funding, the Compensation Committee considered adjustments related to foreign exchange fluctuations, which accounts for variance between FX rates used to set 2017 targets and the actual 2017 FX rates, an adjustment related to restructuring, integration, and impairment charges as well as well as Acts of God (weather and natural disasters). The Compensation Committee determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

The adjusted 2017 EBITDA results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2017 Target	2017 Performance	Adjusted 2017 Performance	Total 2018 Performance-Based Cash Award Funding for 2017 Performance
EBITDA	$208.5 million	$186.3 million	$185.8 million	$665.4 thousand

2018 Equity Grants

In March of 2018, the following RSU grants were made to Mr. DeGhetto and Mses. Hand, McLean and Paolillo related to the improvement in EBITDA.

Annual grants related to 2017 Company and personal performance, have not yet been determined.

Named Executive Officer	FMV 2018 RSU Grant	2018 RSU Grant	Considerations for 2018 Determination
Kenneth D. Tuchman	$0	0 Shares	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Martin F. DeGhetto	$42,804	1,230 Shares	The 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.
Judi A. Hand	$37,445	1,076 Shares	The 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.
Margaret B. McLean	$32,086	922 Shares	The 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.
Regina M. Paolillo	$42,804	1,230 Shares	The 2018 grant is based on contribution to 2017 achievement of EBITDA overperformance and personal performance.

Employment Agreements

From time to time, we have entered into employment agreements with senior executive officers, including all five of our Named Executive Officers: Messrs. Tuchman, DeGhetto and Mses. Paolillo, Hand and McLean. As a matter of policy, the Company does not enter into employment agreements, except in circumstance when required to do so by law or in special circumstances when management believes that such agreements are necessary to attract an executive or retain an executive in light of market conditions. The Compensation Committee reviews, but is not required to approve, employment agreements with senior executive officers, except our Chief Executive Officer and Chief Financial Officer. The primary compensation terms of our employment agreements with those Named Executive Officers who have the agreements are summarized below.

Tuchman Agreement

•       TTEC entered into an employment agreement with Mr. Tuchman in 2001.

•       Base Salary and Incentives. Pursuant to the terms of the agreement, Mr. Tuchman is entitled to base salary, annual cash, and equity incentives. But beginning in 2012, Mr. Tuchman requested that the Compensation Committee limit his base compensation to $1, and awarded him no annual cash or equity incentives.

•       Benefits. Mr. Tuchman and members of his family are entitled to participate in all TTEC employee benefits at the Company’s expense.

•       Life Insurance. The Company agreed to provide Mr. Tuchman with $4,000,000 term life insurance policy, premiums fully paid by the company. The policy is owned by Mr. Tuchman and may continue post termination of employment, subject to Mr. Tuchman paying all the premiums.

•       Severance. Subject to customary releases, Mr. Tuchman is entitled to severance in the amount of 24 months of base pay, if he is terminated without cause or terminates his employment for “good reason”.

•       Change in Control Provisions. The employment agreement provides for change in control provisions that result in accelerated vesting of all unvested equity awarded to Mr. Tuchman, subject to certain conditions that have been superseded by change in control provisions of specific equity grant documents (see, “Executive Compensation Tables - Potential Payments upon Termination or Change in Control” section of the Proxy Statement).

•       Non-Disparagement. The agreement provides that on separation of affiliation, whatever the reason, TTEC will refrain from any comments regarding Mr. Tuchman and his affiliation with TTEC. A breach of this provision provides for a $200,000 liquidated damages payment.

Paolillo Agreement

•       TTEC entered into an employment agreement with Ms. Paolillo in 2011.

•       Base Salary. Entitled to receive base salary of at least $400,000 amended from time to time at the Company’s discretion.

•       Annual Cash Incentives. Guaranteed cash bonus during 2012, with the right to participate in the annual incentive plan starting in 2013 (for 2012 performance) and every year thereafter, with a target of 100% of base salary and an opportunity to a higher bonus as determined by the Compensation Committee based on the Company’s performance and the executive’s performance. The agreement provides no cap on the bonus potential but states that the amount payable may be zero. In 2014, the Compensation Committee approved a 200% target for all members of TTEC’s senior executive team, including Ms. Paolillo.

•       Equity Grants. The agreement provides for a time-based RSU grant in the amount of 100,000 shares vesting over four years with the first tranche vesting on the second anniversary of the grant (in 2013) and remainder vesting in 2014 and 2015 on the grant anniversary dates. The agreement also provides for a performance-based RSU grant in the amount of 100,000 units that vests based on targeted revenue and operating margin by the end of 2014. (The metrics with respect to this grant were not achieved and the grant was forfeited). Also, the agreement provides for the grant of 150,000 stock options vesting over a four-year period based on performance metrics tied to TTEC’s stock price (The metrics for this grant were not achieved and the grant was forfeited).

•       Benefits. Employee is entitled to participate in all customary benefits; provided however that the Company will pay for $4,000,000 of life insurance for the duration of Ms. Paolillo’s employment with the company.

•       Severance. Subject to customary releases, Ms. Paolillo is entitled to severance in the amount of 12 months of base pay if she is terminated without cause.

DeGhetto Agreement

•       TTEC entered into an employment agreement with Mr. DeGhetto in 2016, to replace his prior employment arrangement at will.

•       Base Salary. Entitled to receive a base salary of at least $400,000 amended from time to time at the discretion of the CEO to reflect his role in the business and contribution of the role to the Company.

•       Annual Cash Incentives. Eligible to participate in the Company’s annual variable incentive plan up to 200% of Base Salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Mr. DeGhetto’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and his individual performance.

•       Equity Grants. Eligible to participate in the Company’s annual equity grant opportunity of up to 200% Base Salary. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of the business unit for which Mr. DeGhetto is responsible, and his individual performance against targets set by the Company’s Board of Directors annually.

•       Benefits. Mr. DeGhetto is entitled to participate in all customary benefits. In addition, Mr. DeGhetto is also eligible to participate in the Company’s annual executive physical program and the Company will pay premiums on his $4,000,000 life insurance policy.

•       Severance. Subject to customary releases, Mr. DeGhetto is entitled to severance in the amount of 12 months of Base Salary if he is terminated without cause.

Hand Agreement

•       TTEC entered into an employment agreement with Ms. Hand in 2016, to replace her prior employment arrangement at will.

•       Base Salary. Entitled to receive a base salary of at least $375,00 amended from time to time at the discretion of the CEO to reflect her role in the business and contribution of the role to the Company. Ms. Hand’s Base Salary was adjusted to $400,000 in 2017.

•       Annual Cash Incentives. Eligible to participate in the Company’s annual variable incentive plan up to 200% of Base Salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Ms. Hand’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and her individual performance.

•       Equity Grants. Eligible to participate in the Company’s annual equity grant opportunity of up to 200% Base Salary. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of the business function for which Ms. Hand is responsible, and Ms. Hand’s individual performance against targets set by the Company’s Board of Directors annually.

•       Benefits. Ms. Hand is entitled to participate in all customary benefits. In addition, Ms. Hand is also eligible to participate in the Company’s annual executive physical program and the Company will pay premiums on her $4,000,000 life insurance policy.

•       Severance. Subject to customary releases, Ms. Hand is entitled to severance in the amount of 12 months of Base Salary, if she is terminated without cause.

McLean Agreement

•       TTEC entered into an employment agreement with Ms. McLean in 2016, to replace her prior employment arrangement at will.

•       Base Salary. Entitled to receive a base salary of at least $350,000 amended from time to time to reflect her role in the business and contribution of the role to the Company. Ms. McLean’s Base Salary was adjusted to $360,500 in 2017.

•       Annual Cash Incentives. Eligible to participate in the Company’s annual variable incentive plan up to 75% of Base Salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Ms. McLean’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and her individual performance.

•       Equity Grants. Eligible to participate in the Company’s annual equity grant opportunity of up to 75% Base Salary. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed, and is based on TTEC’s performance overall, the performance of the enterprise services function, and Ms. McLean’s individual performance.

•       Benefits. Ms. McLean is entitled to participate in all customary benefits, including miscellaneous benefits applicable to the Company’s management employees.

•       Severance. Subject to customary releases, Ms. McLean is entitled to severance in the amount of 12 months of Base Salary, if she is terminated without cause.

Provisions in our Named Executive Officers’ employment agreements relating to severance, termination and change in control are discussed in greater detail in the section below entitled “Executive Compensation Tables - Potential Payments Upon Termination or Change in Control.”

COMPENSATION RISK ASSESSMENT

As discussed above under the heading “Board’s Role in Our Risk Management,” we conduct an annual assessment of our compensation policies and practices for all employees. We review and discuss the results of this assessment with the Compensation Committee. Based upon this assessment, review and discussion, we believe that our compensation policies and practices do not create unreasonable risk to the business.

TAX AND ACCOUNTING CONSIDERATIONS

Limitations on the Deductibility of Compensation

Under Section 162(m) of the Code, unless certain exceptions apply, no tax deduction is allowed for annual compensation in excess of $1 million paid to our principal executive officer, our principal financial officer and three other most highly compensated executive officers unless it qualifies as “performance-based compensation,” based upon performance criteria that have been disclosed to and approved by stockholders before the payment of such compensation is made. Performance-based compensation qualifying under Section 162(m), among other requirements, must be payable only upon attainment of pre-established, objective performance goals that were established by a Board or its committee that consists of “outside directors” only.

Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A of the Code. In 2008, we revised several of our compensation plans and agreements with technical changes designed to cause any nonqualified deferred compensation payable under such plans and agreements to comply with, or be exempt from, Section 409A. We did so because we provide certain executives, including our Named Executive Officers, with the opportunity to contribute up to 75 percent of their salaries or cash incentives to a deferred compensation plan. We do not provide deferred compensation to the Named Executive Officers in excess of their individual contributions.

Accounting Considerations

The Compensation Committee also considers the accounting and cash flow implications of our executive compensation program. In our financial statements, we record salaries and cash incentives as expenses in the amount paid, or to be paid, to the Named Executive Officers. Accounting rules also require us to record equity awards as an expense in our financial statements even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the guidance in FASB ASC Topic 718. The Compensation Committee believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash compensation expense associated with them.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2017

The following table sets forth the compensation for the services in all capacities to us and our subsidiary companies for the years ended December 31, 2017, 2016, and 2015 of our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) [2]	Stock Awards ($) [3]	Option Awards ($) [3]	Non-Equity Incentive Plan Compensation ($) [4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [5]	All Other Compensation ($) [6]	Total ($)

Kenneth D. Tuchman (Chief Executive Officer)	2017	1	–	–	–	–	364,217	76,857	441,075
	2016	1	–	–	–	–	155,220	59,859	215,080
	2015	1	–	–	–	–	29,374	61,610	90,985

Martin F. DeGhetto (Executive Vice President, Customer Management Services, and Customer Growth Services Chief Operating Officer)	2017	400,000	–	999,992	–	170,000	3,709	43,211	1,616,912
	2016	400,000	–	999,980	–	221,500	804	39,024	1,661,308
	2015	415,385 [1]	–	750,008	–	370,000	–	43,528	1,578,921

Judi A. Hand (Executive Vice President, Chief Revenue Officer)	2017	400,000	–	999,992	–	155,000	–	27,817	1,582,809
	2016	375,000	–	999,980	–	325,000	–	32,557	1,732,537
	2015	363,462 [1]	–	750,008	–	325,000	–	37,646	1,476,116

Margaret B. McLean (Senior Vice President, General Counsel and Chief Risk Officer)	2017	354,846	–	749,994	–	105,000	–	7,670	1,217,510
	2016	350,000	–	173,211	–	160,000	–	8,364	691,575
	2015	360,962 [1]	–	269,988	–	140,000	–	9,464	780,414

Regina M. Paolillo (Executive Vice President, Chief Administrative and Financial Officer)	2017	400,000	–	999,992	–	170,000	607,731	15,456	2,193,179
	2016	400,000	–	–	–	221,500	197,555	15,305	834,360
	2015	410,577 [1]	–	750,008	–	392,066	3,150	15,639	1,571,440

1        Based on TTEC’s bi-weekly pay practice, the 2015 salaries shown above reflect 27 pay periods versus the customary 26, resulting in 2016 salaries reported that are greater than the annual base salaries.

2        Amounts are discretionary cash bonus payments and sign-on bonus payments outside of the discretionary performance-based cash incentive awards that are not subject to pre-established and communicated performance measures. Discretionary bonuses are paid in the first quarter of the year following the year for which such bonus was awarded, and sign-on bonuses are generally paid at the time of hire.

3        Amounts were calculated pursuant the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted and assume with regard to performance vesting RSUs, if any, achievement of the maximum performance targets.

4        Amounts are semi-annual discretionary performance-based cash incentive award payments that are awarded based upon the Compensation Committee’s subjective assessment of each Named Executive Officer’s performance under pre-established and communicated performance measures (specifically, the success factors described above in the section entitled “Compensation Discussion and Analysis” under the headings “Executive Leadership Team Compensation Approach and Structure” and “2017 Performance Based Cash Incentive Award – Strategic Priorities and Performance Objectives”) and semi-annual payments were paid during the third quarter of 2017 based on 2017’s mid-year performance.

5        Amounts are summarized below in the section entitled “Nonqualified Deferred Compensation Table.” Pursuant to Instruction 3 to Item 402(c)(viii) of Regulation S-K, negative amounts are disclosed in the Non-Qualified Deferred Compensation table below, but are excluded from the Summary Compensation Table.

6        Amounts are summarized below under the heading “All Other Compensation Table.”

The Summary Compensation Table should be read in conjunction with additional tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the RSU awards granted in 2017, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2017. The Outstanding Equity Awards at Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) [1]	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) [3]	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [4]
Kenneth D. Tuchman	–	21,858 [2]	364,217	–	2,514,918
Martin F. DeGhetto	7,378	–	3,709	–	26,503
Judi A. Hand	–	–	–	–	–
Margaret B. McLean	–	–	–	–	–
Regina M. Paolillo	322,355	–	607,731	–	3,435,716

1        Amounts set forth in this column are included in “Salary,” “Bonus” and/or “Non-Equity Incentive Plan” compensation columns of the Summary Compensation Table above for the Named Executive Officers.

2        Amount reflected is a contribution made on behalf of the Company to account for the elimination of a benefit.

3        Amounts set forth in this column are included in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table above for the Named Executive Officers.

4        Amounts set forth in this column were reported as compensation to the Named Executive Officers in the Summary Compensation Table for 2017 and previous years.

All Other Compensation Table

The following table describes the perquisites and other compensation received by the Named Executive Officers during 2017:

Perquisite	Mr. Tuchman	Mr. DeGhetto	Ms. Hand	Ms. McLean	Ms. Paolillo
Use of Aircraft	$ 13,548	–	–	–	–
Automobile	$ 33,952	–	–	–	–
Executive Health/Dental/Vision Premiums	$ 24,338	$ 24,338	$ 20,333	–	$ 6,582
Group Term/Executive Life Premiums	$ 774	$ 10,773	$ 774	$ 414	$ 774
Deferred Death Benefit	$ 4,245	–	–	–	–
401(k) Plan Matching Contributions	–	$ 8,100	$ 6,710	$ 7,256	$ 8,100
Total	$ 76,857	$ 43,211	$ 27,817	$ 7,670	$ 15,456

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards reported in this “Grants of Plan-Based Awards” table refers to discretionary performance-based cash incentive award payments. The material terms of these incentive awards are described in the section entitled “Compensation Discussion and Analysis.” The following table sets forth information about the discretionary performance-based cash incentive awards or discretionary cash bonuses for the Named Executive Officers in 2017 and the RSU stock awards to each Named Executive Officer during 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock Or Units (#) [2]	Underlying Options (#)	of Option Awards ($/Sh)	and Option Awards ($) [3]
Kenneth D. Tuchman	–	–	–	–	–	–	–	–	–	–	–
Martin F. DeGhetto	3/29/2017	0	400,000	800,000	–	–	–	34,364	–	29.10	999,992
Judi A. Hand	3/29/2017	0	400,000	800,000	–	–	–	34,364	–	29.10	999,992
Margaret B. McLean	3/29/2017	0	270,375	–	–	–	–	25,773	–	29.10	749,994
Regina M. Paolillo	3/29/2017	0	400,000	800,000	–	–	–	34,364	–	29.10	999,992

1        Amounts set forth in these columns are based on estimated future payouts for 2017 discretionary performance-based cash incentive awards. Mr. Tuchman has elected not to participate in prior year discretionary performance-based cash incentive awards and he again elected not to receive such awards for 2017. However, on December 31, 2017, Mr. Tuchman was still eligible to receive payments for such awards.

2        Amounts set forth in this column represent the number of shares underlying time-in-service-based RSU awards.

3        Amounts set forth in this column represent the grant date fair value as determined pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted.

Outstanding Equity Awards at Year-End

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2017, including the vesting dates for the portions of these awards that had not vested as of that date. All equity awards listed below were issued from our Equity Incentive Plans.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Kenneth D. Tuchman	–	–	–	–	–	–	–	–	–
Martin F. DeGhetto	4/1/2013	–	–	–	–	2,987 [2]	120,227	–	–
	7/1/2014	–	–	–	–	8,486 [3]	341,562	–	–
	7/1/2015	–	–	–	–	13,848 [4]	557,382	–	–
	7/21/2016	–	–	–	–	26,095 [5]	1,050,324	–	–
	3/29/2017	–	–	–	–	34,364 [6]	1,383,151	–	–
Judi A. Hand	7/1/2014	–	–	–	–	2,098 [7]	84,445	–	–
	7/1/2015	–	–	–	–	13,848 [4]	557,382	–	–
	7/21/2016	–	–	–	–	26,095 [5]	1,050,324	–	–
	3/29/2017	–	–	–	–	34,364 [6]	1,383,151	–	–
Margaret B. McLean	2/20/2014	–	–	–	–	7,000 [8]	281,750	–	–
	7/1/2014	–	–	–	–	1,613 [3]	64,923	–	–
	7/1/2015	–	–	–	–	4,985 [4]	200,646	–	–
	7/1/2016	–	–	–	–	4,801 [5]	193,240	–	–
	3/29/2017	–	–	–	–	25,773 [6]	1,037,363	–	–
Regina M. Paolillo	11/15/2011	–	100,000 [9]	17.31	11/15/2021	–	–	–	–
	4/1/2013	–	–	–	–	2,987 [2]	120,227	–	–
	2/20/2014	–	–	–	–	30,000 [10]	1,207,500	–	–
	7/1/2015	–	–	–	–	13,848 [4]	557,382	–	–
	3/29/2017	–	–	–	–	34,364 [6]	1,383,151	–	–

1        The dollar amounts are determined by multiplying (i) the number of shares or units reported by (ii) $40.25 (the closing price of our common stock on December 29, 2017, the last trading day of 2017).

2        The unvested portion of this time-in-service-based RSU is scheduled to vest on April 1, 2018, subject to continued employment.

3        The unvested portion of this time-in-service-based RSU is scheduled to vest on July 1, 2018, subject to continued employment.

4        The unvested portion of this time-in-service-based RSU award vests in two equal annual installments beginning on July 1, 2018 and on each anniversary thereafter, subject to continued employment.

5        The unvested portion of this time-in-service-based RSU award vests in three equal annual installments beginning on July 1, 2018 and on each anniversary thereafter, subject to continued employment.

6        The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning on March 29, 2018 and on each anniversary thereafter, subject to continued employment.

7        The unvested portion of this performance-based RSU award is scheduled to vest on July 1, 2018, subject to continued employment.

8        The unvested portion of this time-in-service-based RSU award is scheduled to vest on July 16, 2018, subject to continued employment.

9        Subject to satisfaction of the performance-based criteria, the 100,000 unvested shares of this performance-based Non-Qualified Stock Options is eligible for vesting on December 31, 2017.  As of the filing of the proxy, the metrics related to these options were not met; the options were forfeited.

10      The unvested portion of this time-in-service-based RSU award vests in two equal installments beginning on February 20, 2018 and on each anniversary thereafter, subject to continued employment.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2017, and on the vesting of RSUs held by Named Executive Officers during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
Kenneth D. Tuchman	–	–	–	–
Martin F. DeGhetto	–	–	32,096	1,228,562
Judi A. Hand	–	–	17,722	723,058
Margaret B. McLean	–	–	12,705	518,714
Regina M. Paolillo	–	–	44,911	1,648,914

1          The dollar amounts reflected above for value realized on stock awards’ vesting are determined by multiplying (i) the number of shares of common stock issued as a result of RSU vesting by (ii) the per-share price of our common stock as of market close on the date of vesting.

Potential Payments Upon Termination or Change in Control

The stock option and RSU agreements with the Named Executive Officers have provisions for accelerated vesting, if there is a change in control of TTEC. Such vesting occurs on the effective date of a change in control.

Change in Control Defined

A “change in control” is defined as the occurrence of any one of the following events:

•                  Business Combination. Any consolidation, merger, or other similar transaction (a) involving TTEC, if TTEC is not the continuing or surviving corporation, or (b) which contemplates that all or substantially all of the business and/or assets of TTEC will be controlled by another corporation;

•                  Sale of Substantially All Assets. Any sale, lease, exchange or transfer (in one transaction or several related transactions) of all or substantially all of the assets of TTEC (a “disposition”); provided, however, that the foregoing shall not apply to any disposition to a corporation with respect to which, following such disposition, more than 51 percent of the combined voting power of the then outstanding voting securities of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51 percent of the then outstanding common stock and/or other voting securities of TTEC immediately prior to such disposition, in substantially the same proportion as their ownership immediately prior to such disposition;

•                  Liquidation. Approval by the stockholders of TTEC of any plan or proposal for the liquidation or dissolution of TTEC, unless such plan or proposal is abandoned within 60 days following such approval;

•                  Acquisition of 51% Interest. Acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51 percent or more of the outstanding shares of voting stock of TTEC; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further, that the foregoing shall exclude any such acquisition (a) by any person made directly from TTEC, (b) made by TTEC or any subsidiary, or (c) made by an employee benefit plan (or related trust) sponsored or maintained by TTEC or any subsidiary; or

•                  Control of the Board. If, during any period of 15 consecutive calendar months commencing at any time on or after the RSU or option grant date, those individuals (the “continuing directors”) who either (a) were directors of TTEC on the first day of each such 15-month period, or (b) subsequently became directors of TTEC and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the continuing directors then on TTEC’s Board of Directors, cease to constitute a majority of the Board of Directors of TTEC.

As of December 31, 2017, our standard equity grant agreement (for options, RSUs or other forms of equity grants for the Named Executive Officers) contained a provision whereby the vesting of such equity grants (which typically have a four- or five-year vesting period) would accelerate immediately upon the occurrence of a change in control event without occurrence of any other triggering events.

Employment agreements of some of our Named Executive Officers include guaranteed severance provisions that may be different from amounts provided for in TTEC’s severance policy. The following table lists the Named Executive Officers and the estimated amounts they would have become entitled to on December 31, 2017: (a) upon termination without cause or resignation for good cause; (b) upon termination for cause or voluntary resignation; (c) upon death; (d) upon disability; and (e) upon a change in control occurring on such date:

Change in Control Table

Name		Termination Without Cause or Resignation for Good Cause ($)	Termination for Cause or Voluntary Resignation ($)	Death ($)	Disability ($) 1	Change in Control ($)
Kenneth D. Tuchman	Cash	2	–	–	3,000	2
	Equity Acceleration [2]	–	–	–	–	–
	Continued Benefits [3]	126,618	–	–	–	126,618
	Accidental Death & Dismemberment Insurance (“AD&D”)	–	–	200,000	200,000	–
	Life Insurance	–	–	200,000 [4]	–	–
	Total	126,620	–	400,000	203,000	126,620

Martin F. DeGhetto	Cash	400,000	–	–	33,333	400,000
	Equity Acceleration [2]	–	–	–	–	3,452,645
	Continued Benefits	–	–	–	–	–
	AD&D	–	–	200,000	200,000	–
	Life Insurance	–	–	3,649,000 [5]	–	–
	Total	400,000	–	3,849,000	233,333	3,852,645

Judi A. Hand	Cash	400,000	–	–	33,333	400,000
	Equity Acceleration [2]	–	–	–	–	3,075,301
	Continued Benefits	–	–	–	–	–
	AD&D	–	–	200,000	200,000	–
	Life Insurance	–	–	4,200,000 [6]	–	–
	Total	400,000	–	4,400,000	233,333	3,475,301

Margaret B. McLean	Cash	360,500	–	–	33,333	360,500
	Equity Acceleration [2]	–	–	–	–	1,777,923
	Continued Benefits	–	–	–	–	–
	AD&D	–	–	200,000	200,000	–
	Life Insurance	–	–	200,000 [4]	–	–
	Total	360,500	–	400,000	233,333	2,138,423

Regina M. Paolillo	Cash	400,000	–	–	33,333	400,000
	Equity Acceleration [2]	–	–	–	–	5,562,260
	Continued Benefits	–	–	–	–	–
	AD&D	–	–	200,000	200,000	–
	Life Insurance	–	–	200,000 [4]	–	–
	Total	400,000	–	400,000	233,333	5,962,260

1        Represents one month of short-term disability. Under the employment agreements of DeGhetto, Hand, McLean and Paolillo, they are eligible to receive their full salary for the first 90 days of disability.

2        Dollar amounts set forth in this row represent the aggregate of: (i) the number of unvested RSUs that would vest upon a change in control multiplied by $40.25, the closing price of our common stock on December 29, 2017 (the last trading date of 2017); and (ii) the number of unvested stock options that would vest upon a change in control multiplied by the excess of $40.25 over the exercise price of such stock options.

3        Pursuant to his employment agreement, Mr. Tuchman is entitled to receive the value of “continued benefits,” including personal use of the Company aircraft, an automobile allowance, executive health, dental and vision insurance premiums, life insurance premiums, deferred death benefits and 401(k) plan matching contributions, equal to two times the value at time of separation. For purposes of the auto allowance and aircraft, each such benefit will be determined as reported in the summary compensation table of the Company’s proxy statement for the prior year.

4        Includes $200,000 of basic life insurance provided by the Company.

5        Includes $200,000 of basic life insurance and a $3,449,000 executive life insurance policy provided by the Company.

6        Includes $200,000 of basic life insurance and a $4,000,000 executive life insurance policy provided by the Company.

2017 CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, Chairman and CEO Mr. Kenneth Tuchman, and the ratio of these two amounts.

To determine the CEO pay ratio, we first identified our median employee. We selected October 2, 2017, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonable timeframe. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries. TTEC is a global company, with complex operations worldwide with more than half of its employees located outside of United States, the country in which our headquarters office is located. As of October 2, 2017, TTEC’s workforce consisted of approximately 50,385 full-time, part-time, and temporary/seasonal employees.

We utilized 2017 actual cash compensation (base wages + allowances/premiums + variable incentives) for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We do not grant equity to a large percentage of our employee population, so using actual cash compensation is representative.

We included all of our full-time, part-time, and temporary/seasonal employees globally, but excluded our CEO. We annualized the compensation for all full-time and part-time employees who did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes which rely on forecasted rates. The forecasted rates are based on historical rate trends, external market data and other factors.  We did not make any cost of living adjustments.

After identifying our median employee, based on our consistently applied compensation measure, we calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in the 2017 Summary Compensation Table included in this Proxy Statement. Based on this calculation, our median employee’s annual total compensation for 2017 was $6,696. Our CEO’s annual total compensation for 2017 was $441,075.  As a result, we estimate the ratio of our CEO’s annual total compensation for 2017 to that of our median employee’s annual total compensation for 2017 to be 66 to 1. While our pay ratio was 66 to 1, it is important to note that the annual base salary for our CEO is $1.00. The majority of Mr. Tuchman’s 2017 compensation is related to appreciation in our Company deferred compensation plan.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2017, the number of shares of our common stock to be issued upon exercise of outstanding options, RSUs, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity-based compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1,405,426 [1]	16.86 [2]	1,070,111
Equity compensation plans not approved by security holders	–	–	–
Total	1,405,426		1,070,111

1 Includes options to purchase 115,000 shares, 2,098 outstanding performance-based RSUs and 1,288,328 RSUs issued under our equity incentive plans.

2 Weighted average exercise price of outstanding stock options; excludes RSUs, which have no exercise price.

COMPENSATION COMMITTEE REPORT

We evaluate and establish compensation for TTEC executive officers and oversee the equity-based compensation plans, performance-based cash incentive plans, and other management incentives and perquisite programs.

Management has primary responsibility for TTEC’s financial reporting and disclosure processes, including disclosure of executive compensation. Within the context of this division of responsibilities between the Compensation Committee and management, the Compensation Committee has reviewed and discussed with management the disclosures regarding executive compensation to be included in the Proxy Statement and is satisfied that the disclosure fairly and completely represents the philosophy, intent and actions of the Compensation Committee with respect to TTEC’s executive compensation. The Compensation Committee, therefore, recommended to our Board that the section entitled “Executive Compensation – Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee
Tracy L. Bahl,	Chair
Gregory A. Conley
Robert N. Frerichs

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1: Election of Directors

We are seeking your support to elect seven candidates who we have nominated to serve on our Board. We believe that these candidates have qualifications and experience appropriate for a public business process outsourcing, technology and strategic consulting company with operations throughout the world. The Board believes that the nominees have the experience and perspective to guide the Company as we continue our transformation from a customer care business process outsourcing company to a global integrated customer engagement service provider. The candidates also have the experience necessary to support TTEC as we compete in global markets, innovate and adjust to rapidly changing technologies, business cycles and client demands. Each member of our Board is elected for a term of one year. Our Board, on the recommendation of the Nominating and Governance Committee, is recommending to stockholders that the following candidates be elected to the Board at the 2018 Annual Meeting. The seven candidates are currently TTEC directors and each of the seven director-nominees has confirmed his or her willingness to serve.

Director	Age	Director Since	Independent	Qualifications

Kenneth D. Tuchman	58	1994		• Global executive and entrepreneur • Customer experience innovator • TTEC founder

Steven J. Anenen	65	2016	✓	• Global CEO experience • Public company director experience • Automotive industry experience • Technology industry experience

Tracy L. Bahl	56	2013	✓	• Private equity experience • Healthcare industry experience • Chief executive of a multi-billion-dollar subsidiary of a public company

Gregory A. Conley	63	2012	✓	• Global CEO experience • Technology industry experience • Public company audit committee experience

Robert N. Frerichs	66	2012	✓	• Public company director experience • Public company audit experience • Consulting services industry experience • Technology industry experience

Marc L. Holtzman	58	2014	✓	• International board experience • Public company director experience • Financial sector experience

Ekta Singh-Bushell	46	2017	✓	• Public company audit experience • Global advisory experience • Financial sector, digital economy, technology industry experience

If any of the nominees become unable or unwilling to serve, shares represented by valid proxies will be voted FOR the election of such other person as our Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy. Those elected to the TTEC Board at the 2018 Annual Meeting of Stockholders are expected to hold office until the next Annual Meeting and until their respective successors are duly elected and qualified.

Nominations of Directors

While our Board and its Nominating and Governance Committee have not set specific minimum qualifications for director qualifications, they believe that it is important that TTEC directors, as a group, have the following attributes:

•        Exceptional business savvy and leadership experience;

•        Highest integrity;

•        Public company board experience;

•        Diversity of perspectives;

•        Global/international experience;

•        Industry and technical experience relevant to TTEC’s business and aligned with its growth strategy;

•        Financial expertise;

•        Knowledge of our client verticals;

•        Objective, independent and pragmatic approach to business decisions;

•        Good business judgment proven in prior roles;

•        Willingness to devote time and attention to TTEC’s affairs and its stockholders’ interests; and

•        Appreciation of the role of the corporation in society and commitment to sustainable business strategy.

As part of the nomination process, the Nominating and Governance Committee carefully considers strategic objectives of the Company and evaluates them against the Board composition and skill set of each director. The Nominating and Governance Committee considers potential candidates for membership on the Board of Directors throughout the year based on the recommendations brought forward by members of the Board, members of management, professional executive search firms, and stockholders. When evaluating candidates for recommendation to stand for election to the Board, the Nominating and Governance Committee considers each potential nominee’s skills, experience in areas of current significance to the Company, diversity, independence, the Board’s skills as a group, and the candidates’ ability to devote adequate time to the Board’s duties. Candidates selected by the Nominating and Governance Committee are recommended to our Board for consideration and the Board recommends the candidates as a nominated slate to stockholders.

The Nominating and Governance Committee will consider stockholder recommendations for Board candidates if the names and qualifications of such candidates are submitted in writing to our Corporate Secretary in accordance with our Amended and Restated Bylaws, applicable rules and regulations of the U.S. Securities and Exchange Commission and NASDAQ Stock Market and the notice provisions for stockholder proposals discussed in the section entitled “Additional Information - Next Annual Meeting of Stockholders.” The Nominating and Governance Committee considers properly submitted stockholders’ nominees in the same manner as it evaluates other candidates.

2018 Director Nominees

Kenneth D. Tuchman

Age: 58

Director since 1994

Mr. Tuchman founded TTEC’s predecessor company in 1982 and has served as the Chairman of the Board since 1994. Mr. Tuchman served as TTEC President and Chief Executive Officer from 1994 until 1999 and resumed the position in 2001. Mr. Tuchman also serves as Chair of the Executive Committee. Mr. Tuchman is a director of the Tuchman Family Foundation and Wapiti Oil & Gas II, LLC.

Mr. Tuchman has more than 35 years of experience in the business process outsourcing industry, driving innovation growth and profitability in all economic cycles. As the founder and the controlling stockholder of TTEC, Mr. Tuchman is an essential member of our Board of Directors.

Steven J. Anenen

Age: 65

Director since 2016

Mr. Anenen serves as a member of the Nominating and Governance and Executive Committees. Mr. Anenen served as CEO and a member of the board of directors for CDK Global, Inc. (NASDAQ: CDK) between September 2014 and March 2017. In 2014, Mr. Anenen led the spin-off of the Automatic Data Processing (NASDAQ:ADP) Dealer Services Group to create CDK Global. Prior to CDK spin-off, Mr. Anenen spent almost 40 years with ADP, serving as the president of ADP Dealer Services, a leading provider of technology solutions to the automotive industry, between 2004 and 2014, and senior vice president North America Systems between 1998 and 2004. During his tenure in the automotive industry, Mr. Anenen oversaw the global expansion of the business into more than 100 countries, and led the transition to digital through the transformational acquisition and integration of Cobalt, a leader in digital marketing for the North American automotive industry.

Mr. Anenen’s extensive experience as a senior executive at a global public technology company, his chief executive experience, business process outsourcing, automotive industry, and technology experience provide necessary and desired skills, experience and perspective to our Board.

Tracy L. Bahl

Age: 56

Director since 2013

Mr. Bahl serves as the Chair of the Compensation Committee and is a member of the Nominating and Governance and Executive Committees. Mr. Bahl currently serves as executive vice president, health plans for CVS Health and has been with CVS Health since November of 2013. From 2007 to 2013, he served as a special advisor to General Atlantic, a leading global growth equity firm with U.S. $20 billion in capital, and its portfolio companies. Between 2013 and 2015, Mr. Bahl served as a member of the Board of Directors of MedExpress, a chain of urgent care service centers throughout the United States; and between 2008 and 2011 as the executive chairman for Emdeon, a provider of health information exchange and revenue cycle management solutions. Between 1998 and 2007, Mr. Bahl held various senior executive positions as part of UnitedHealth Group, including between 2004 and 2007 as the chief executive officer of Uniprise, a U.S. $7 billion division of UnitedHealth Group; between 2002 and 2004 as chief marketing officer for UnitedHealth Group; and between 1998 and 2002 as the president of Uniprise Strategic Solutions. Prior to UnitedHealth Group, Mr. Bahl was an executive with CIGNA Healthcare. Mr. Bahl also serves as a Trustee and Vice Chairman of the Board of Trustees for Gustavus Adolphus College, in St. Peter, MN.

Mr. Bahl’s extensive experience in the healthcare industry, his public company and private equity experience provide necessary and desired skills, experience and perspective to our Board.

Gregory A. Conley

Age: 63

Director since 2012

Mr. Conley serves as Chair of the Audit Committee and is a member of the Compensation Committee. Mr. Conley is also a director of HaulHound.com, a trucking logistics company. Between 2012 and early 2014, Mr. Conley served as the chief executive officer of Aha! Software, LLC, a privately held predictive analytics and cloud computing company. Between 2009 and 2011, Mr. Conley served as the chief executive officer and a director of Odyssey Group, SA, a Switzerland-based technology services and software company, and oversaw the sale of the company to Temenos Group AG, a global provider of banking software systems. Between 2004 and 2005, Mr. Conley was the president, chief executive officer and a director of Verio, Inc., a leading global provider of hosting and network services and a subsidiary of Nippon Telephone & Telegraph. From 2001 to 2003, Mr. Conley was the president, chief executive officer and a director of Tanning Technology Corporation, NASDAQ listed information technology solutions provider, sold to Platinum Equity in 2003. Between 1995 and 2001, Mr. Conley was a senior executive responsible for e-markets and travel and transportation at International Business Machines, (NYSE:IBM) and an attorney at Covington & Burling LLP.

Mr. Conley’s extensive experience as the chief executive officer and director of several technology companies with domestic and international operations, his leadership in technology innovation and his legal experience bring relevant and necessary skills, experience and perspective to our Board.

Robert N. Frerichs

Age: 66

Director since 2012

Mr. Frerichs serves as the Chair of the Nominating and Governance Committee and is a member of the Audit and Compensation Committees. Mr. Frerichs is a director of Wedgewood Enterprises Corporation, a privately held investment real estate and management company. Prior to joining our Board, Mr. Frerichs was with Accenture (NYSE: ACN) between 1976 and 2012. During his tenure with Accenture, Mr. Frerichs held various leadership roles including group chief executive – North America, chief risk officer and chief operating officer of the communication and high tech operating group, chairman of the capital committee, and a member of Accenture board of partners prior to the Company’s initial public offering in 2001; culminating his 36-year career as the International Chairman of Accenture, Inc. Mr. Frerichs served as a director of Merkle, Inc., a privately held customer relationship marketing agency from 2012 until it was acquired in late 2016. Between 2004 and 2012, Mr. Frerichs served as chairman of the board of Avanade, a joint venture between Accenture and Microsoft. Between 2012 and 2013, Mr. Frerichs was the chairman of the Aricent Group, a global innovation and technology services company, and a director of Cyandia, Inc., an interactive consumer entertainment company. Mr. Frerichs is a Certified Public Accountant.

Mr. Frerichs’ extensive global business experience, his public company and consulting industry experience and his financial credentials provide necessary and desired skills, experience and perspective to our Board.

Marc L. Holtzman

Age: 58

Director since 2014

Mr. Holtzman joined TTEC’s board of directors in July 2014, and served on our Audit Committee from 2014 to May 2016.  Mr. Holtzman currently serves as Chairman of the board of the Bank of Kigali in Rwanda and is a member of the board of FAT Brands Inc. (NASDAQ:  FAT). From 2015 to 2017, Mr. Holtzman served as a Chairman of the board and Chief Executive Officer of Kazkommertsbank in Kazakhstan.  From 2012 to 2015, Mr. Holtzman served on the board of FTI Consulting, Inc., (NYSE:FCN) a global financial and strategic consulting firm, where he was a member of the nominating and governance committee. Mr. Holtzman served as the Chairman of Meridian Capital HK, a Hong Kong private equity firm from 2012 until 2014, and as the executive vice chairman of Barclays Capital between 2008 and 2012. Between 2003 and 2005, Mr. Holtzman was President of the University of Denver. He also served in the cabinet of Colorado Governor Bill Owens as Colorado’s first Secretary of Technology between 1999 and 2003.

Mr. Holtzman’s extensive international experience, his financial, investment banking and public company board experience provide necessary skills, experience and perspective to our Board.

Ekta Singh-Bushell

Age: 46

Director since 2017

Ms. Singh-Bushell was elected to the board of directors of TTEC in May 2017 and serves as a member of the Audit Committee.  From 2016 to 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. From 2015 to 2016, she was a partner at DecisionGPS LLC, a business analytics start-up; she continues to serve as a strategic board advisor to the company. Since 2015, Ms. Singh-Bushell has been serving as a member of the board of directors for LifeStream (Taxonometrics, Inc). Between 1998 and 2015, Ms. Singh-Bushell worked at Ernst & Young, serving in various leadership roles including global client services partner between 2005 and 2015, global and Americas IT Effectiveness leader, Northeast advisory people leader, and US innovation & digital strategy leader and Chief Information Security Officer. Ms. Singh-Bushell is a licensed certified public accountant (CPA) and holds advanced international certifications in governance, information systems security, audit and control. From 2004 to 2014, Ms. Singh-Bushell served in various leadership roles including treasurer and audit committee chair for the Asian American Federation. During her extensive career, she lived and worked in India, London and the U.S.

Ms. Singh-Bushell’s international experience in finance, audit, technology, cybersecurity, multi-sector strategy and business launch provide necessary and desired skills, experience and perspective to our Board.

Required Vote

The seven director nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and voting at the Annual Meeting will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

Our Board recommends that you vote “FOR” all of the nominees for election to our Board.

PROPOSAL 2:             Ratification of the Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (PwC) served as TTEC’s independent registered public accounting firm in 2017. The Audit Committee of the Board determined that the current audit team, supported by PwC’s partners experienced with TTEC operations in key countries where TTEC has material operations, and other PwC subject matter experts, have the appropriate level of professional expertise to oversee the conduct of the TTEC annual independent audit. Although the Audit Committee has the sole authority to appoint the independent auditor, the Audit Committee continues its long-standing practice of recommending that the Board ask the stockholders to ratify the appointment of the independent auditor.

In accordance with its charter, the Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2018 and recommends to the stockholders that they ratify this appointment. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to stockholders’ questions.

Fees Paid to Accountants

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since May of 2007. The following table shows the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2017 and 2016 (amounts in thousands).

	2017	2016
Audit fees	$3,824	$4,124
Audit-related fees	$ 0	$ 0
Tax fees	$ 37	$ 44
All other fees	$ 114	$ 139
Total	$3,975	$4,307

Audit Fees

This category includes the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness of our internal controls over financial reporting, as well as the audit of the effectiveness of our internal control over financial reporting included in our 2017 Annual Report on Form 10-K and as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for current and prior years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Audit-related fees included accounting consultations and other attestation procedures.

Tax Fees

This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax planning and compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees

This category consists of professional services related to human capital and expatriate services and other nonrecurring miscellaneous services.

The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with their independence and determined that it is compatible. All of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee pursuant to its policy on pre-approval of audit and permissible non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by PricewaterhouseCoopers LLP to us must be permissible under Section 10A of the Securities Exchange Act of 1934, as amended, and must be pre-approved in advance by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit service projects with a total cost of up to $200,000 per fiscal year. However, if pre-approval is obtained from the Audit Committee Chair, the service may be performed but must be ratified by the Audit Committee at the next scheduled meeting. In accordance with this policy, the Audit Committee pre-approved all services performed and to be performed by PricewaterhouseCoopers LLP.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 requires the affirmative vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board and the Audit Committee

Our Board and the Audit Committee recommend that you vote “FOR” Proposal 2.

ADDITIONAL INFORMATION

Stockholder Submission of Nominations and Proposals

In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2019 Annual Meeting of Stockholders, the proposal must be in writing and received by our Corporate Secretary at 9197 South Peoria Street, Englewood, Colorado 80112, no later than December 14, 2018. Timely receipt of a stockholder’s proposal will satisfy only one of the various conditions established by the U.S. Securities and Exchange Commission for inclusion in our proxy materials. Stockholders who wish to have their proposals included in our proxy materials must meet the eligibility requirements as provided in the U.S. Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of the Rule and with our Bylaws to be included in our proxy materials.

If a stockholder wishes to present a proposal at the 2019 Annual Meeting of Stockholders and this proposal is not intended to be included in the related proxy statement and form of proxy, nor does this stockholder intend to submit a director nomination, our Bylaws require that the stockholder notify us in writing on or before February 27, 2019, but no earlier than January 28, 2019. The notice must include the information required by our Bylaws, which may be obtained on our website at ttec.com under the “Investors” and “Corporate Governance” tabs. If the stockholder does not meet the applicable deadline or comply with the requirements found in the U.S. Securities and Exchange Commission’s Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Other Business

We know of no other matter to be acted upon at the 2018 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card as proxies for the holders of our common stock will vote thereon in accordance with their best judgment.

Annual Report

Our 2017 Annual Report is being delivered to the stockholders together with this Proxy Statement. The Annual Report is not part of the proxy materials, however. Additional copies of our 2017 Annual Report may be obtained without charge upon request made to TTEC Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

By Order of the Board of Directors

KENNETH D. TUCHMAN
Chairman and Chief Executive Officer
Englewood, Colorado
April 13, 2018

TTEC (NASDAQ: TTEC) is a leading global technology and services provider focused exclusively on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, growth and digital trust and safety services.

Founded in 1982, the Company’s 56,000 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other.

To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

Corporate Headquarters

9197 South Peoria Street

Englewood, CO 80112-5833

+1.303.397.8100 or 1.800.835.3832

ttec.com

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 9197 SOUTH PEORIA STREET ENGLEWOOD, CO 80112 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by TTEC Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 22, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44442-Z72294 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TTEC HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees For Against Abstain The Board of Directors recommends you vote FOR proposal 2. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Kenneth D. Tuchman For Against Abstain ! ! ! 1b. Steven J. Anenen 2. The ratification of the appointment of PricewaterhouseCoopers LLP as TTEC's independent registered public accounting firm for 2018. 1c. Tracy L. Bahl 1d. Gregory A. Conley NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1e. Robert N. Frerichs NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR all of the Board of Directors' nominees and FOR Proposal 2. 1f. Marc L. Holtzman 1g. Ekta Singh-Bushell Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET ANNUAL MEETING OF STOCKHOLDERS OF TTEC HOLDINGS, INC. MAY 23, 2018 10:00 a.m. MDT TTEC Holdings, Inc. Global Headquarters 9197 South Peoria Street Englewood, CO 80112 1-800-835-3832 Please date, sign and mail your proxy card in the enclosed envelope as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. E44443-Z72294 This Proxy is Solicited on Behalf of The Board of Directors of TTEC HOLDINGS, INC. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH D. TUCHMAN and MARGARET B. McLEAN, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TTEC HOLDINGS, INC. owned of record by the undersigned at the 2018 Annual Meeting of Stockholders to be held at TTEC Holdings, Inc. global headquarters located at 9197 South Peoria Street, Englewood, CO 80112 on May 23, 2018 at 10:00 a.m. MDT, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his or her sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his or her sole discretion are further authorized to vote on other matters which may properly come before the 2018 Annual Meeting and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. Continued and to be signed on reverse side